Exhibit 10.34

2021 STOCK INCENTIVE PLAN, AS AMENDED
GLOBAL GRANT AGREEMENT [RSU Agreement for FPR]

Name:	fld_NAME_AC	Employee ID:	fld_EMPLID

Grant Date:	expGRANT_DATE
Grant ID:	fld_GRANT_NBR
Amount:	0

Plan:	fld_DESCR
Vesting Schedule:	fld_HTMLAREA1

Restricted Stock Units

    THIS GLOBAL GRANT AGREEMENT, including any special terms and conditions set forth in Appendices A and B attached hereto (collectively the “Grant Agreement”), as of the Grant Date noted above between Hewlett Packard Enterprise Company, a Delaware corporation (“Company” or “HPE”), and the Employee named above (“Team Member”), is entered into as follows:

    WHEREAS, the continued participation of the Team Member is considered by the Company to be important for the Company’s continued growth; and

    WHEREAS, in order to align the interests of the Team Member with those of the shareholders of the Company and to facilitate the consistent governance of its internal affairs, and to give the Team Member an incentive to continue in the employ of the Company (or its Affiliates or Subsidiaries) and to accept any ancillary agreements designed to protect the legitimate business interests of the Company that are made a condition of this grant, the HR and Compensation Committee of the Board of Directors of the Company or its delegates (“Committee”) has determined that the Team Member shall be granted restricted stock units representing hypothetical shares of the Company’s common stock (“RSUs”), with each RSU equal in value to one share of the Company’s $0.01 par value common stock (“Share”), subject to the restrictions stated below and in accordance with the terms and conditions of the plan named above (“Plan”), a copy of which can be found on the Long-term Incentives website along with a copy of the related prospectus. The Plan and the related prospectus also can be obtained by written or telephonic request to the Company Secretary. Unless otherwise defined in this Grant Agreement, any capitalized terms in this Grant Agreement shall have the meaning ascribed to such terms in the Plan.

    THEREFORE, the parties agree as follows:

1.Grant of Restricted Stock Units; Team Member Acceptance Procedures.
Subject to the terms and conditions of this Grant Agreement and of the Plan, the Company hereby grants to the Team Member the number of RSUs set forth above. As is described below, if the Team Member declines this Grant Agreement via the Merrill Benefits Online® website (www.mybenefits.ml.com) or fails to accept this Grant Agreement via the Merrill Benefits Online® website by an applicable deadline set forth below, then the RSUs shall terminate and will become null and void.

If the Team Member resides in a European Economic Area or European Union member state or in Brazil or in Israel, due to legal requirements, the Team Member must accept this Grant Agreement via the Merrill Benefits Online® website (www.mybenefits.ml.com) by the “Acceptance Deadline” below or the RSUs shall terminate and will become null and void. The Acceptance Deadline is the earlier of: (i) the date eleven (11) months after the Grant Date above (e.g., if Grant Date is December 1st, this date would be the following November 1st) and (ii) the Team Member’s last day of employment. However, if the Acceptance Deadline would otherwise be a weekend, U.S. holiday or other non-trading day, the Acceptance Deadline will instead be the next following trading day for the New York Stock Exchange.

If the Team Member does not reside in a European Economic Area or European Union member state nor in Brazil nor in Israel and also does not agree with the terms and conditions of this Grant Agreement, then the Team Member must reject via the Merrill Benefits Online® website (www.mybenefits.ml.com) by the date forty-five (45) days after the Grant Date. If not rejected via the Merrill website by that deadline, then the Company will automatically accept the Grant Agreement on the Team Member's behalf (except in the case of Vice President-level and higher roles as described in the immediately following paragraph). The Team Member may not decline this Grant on or after the date the Company automatically accepts the Grant Agreement in this manner (i.e., on or after forty-five (45) days from the Grant Date).

Notwithstanding the foregoing, if the Team Member is employed in a Vice President-level or higher level role (which includes without limitation Fellow, Senior Fellow, Senior Vice President, Executive Vice President, and Executive Committee positions), and is notified by the Company of a requirement to accept the Grant Agreement and additional agreements as described in Section 17, then the Team Member must accept this Grant Agreement (and the additional agreements dictated by the Company) within 75 days of the Grant Date listed above (or, if such 75th day is a weekend, U.S. holiday or other non-trading day, then the following NYSE trading day).

2.Vesting Schedule.
The interest of the Team Member in the RSUs shall vest according to the vesting schedule set forth above, or if earlier, in accordance with Section 8 or 9, below, except to the extent a severance plan applicable to the Team Member provides otherwise. Unless the provisions of Section 8, 9 or 10 apply, the Team Member must remain in the employ of the Company or any approved Subsidiary or Affiliate on a continuous basis through the close of business on the applicable vesting date, as set forth above, and the Team Member must be in compliance with the requirements and conditions provided for in the Plan and this Grant Agreement in order for the interest of the Team Member in the RSUs to become fully vested on that date. For purposes of the preceding sentence, approved Subsidiaries do not include any Subsidiaries determined by the Administrator from time-to-time as being managed at arm’s length from HPE (currently Hewlett-Packard CDS Nederland B.V. and its subsidiaries); therefore the RSUs shall not continue to vest during employment with any such Subsidiary that is not an approved Subsidiary.

3.Benefit Upon Vesting.
Within 75 days of each vesting date set forth on the above vesting schedule or, if earlier, a vesting event pursuant to Section 8 or 9 below, the Company shall deliver or pay, as applicable, to the Team Member (or the Team Member’s guardian, estate or beneficiary in the event of Section 8 or 9) Shares or a combination of cash and Shares, as the Company determines in its sole discretion, with a value equal to:

(a)    the number of RSUs that have become vested as of such vesting date or vesting event, as applicable, multiplied by the Fair Market Value of a Share on the date on which such RSUs vested; plus
(b)    a dividend equivalent payment determined by:
(1)multiplying, separately, the number of RSUs that became vested as determined in Section 3(a) by the dividend per Share on each dividend payment date between the Grant Date and the applicable vesting date to determine the dividend equivalent amount for each applicable dividend payment date;
(2)dividing the amount determined in Section 3(b)(1) by the Fair Market Value of a Share on the dividend payment date to determine the number of additional whole and fractional RSUs to be credited to the Team Member; and
(3)multiplying the number of additional whole and fractional RSUs determined in Section 3(b)(2) by the Fair Market Value of a Share on the vesting date to determine the aggregate value of dividend equivalent payments for such vested RSUs;
provided, however, that if any aggregated dividend equivalent payments in Section 3(b)(2) above to be delivered in Shares results in a payment of a fractional Share, such fractional Share shall be rounded up to the nearest whole Share.

4.Restrictions.
Except as otherwise provided for in this Grant Agreement, the RSUs or rights granted hereunder may not be sold, pledged or otherwise transferred. The period of time between the Grant Date and the date the RSUs become fully vested pursuant to Section 2 is referred to herein as the “Restriction Period.”
5.Custody of Restricted Stock Units.
The RSUs subject hereto shall be recorded in an account with the Plan broker in the name of the Team Member. Upon termination of the Restriction Period, if the Company determines, in its sole discretion, to deliver Shares pursuant to Section 3 above, such Shares shall be released into the Team Member’s account; provided, however, that a portion of such Shares shall be surrendered in payment of Tax-Related Items, as defined and in accordance with Section 12 below, unless the Company, in its sole discretion, establishes alternative procedures for the payment of Tax-Related Items.

6.No Stockholder Rights.
RSUs represent hypothetical Shares. The Team Member shall not be entitled to any of the rights or benefits generally accorded to stockholders until the Shares are issued to the Team Member pursuant to the terms of this Grant Agreement and the Team Member becomes a holder of record of the Shares following the vesting of the RSUs.

7.Termination of Employment.
Except as otherwise provided for in this Grant Agreement or in the Plan or as otherwise determined by the Company in its sole discretion, if the Team Member’s employment with the Company (including any approved Subsidiary or Affiliate) is terminated at any time for any reason prior to the lapse of the Restriction Period, all unvested RSUs granted hereunder shall be forfeited by the Team Member, except to the extent a severance plan applicable to the Team Member provides otherwise. For purposes of the preceding sentence, approved Subsidiaries do not include any Subsidiaries determined by the Administrator from time-to-time as being managed at arm’s length from HPE (currently Hewlett-Packard CDS Nederland B.V. and its subsidiaries); therefore the unvested RSUs would forfeit if employment transfers from HPE or approved Subsidiaries to employment with any such Subsidiary that is not an approved Subsidiary.

For purposes of this Grant Agreement, the Team Member’s employment or service will be considered terminated as of the date the Team Member is no longer actively providing services to the Company (including any approved Subsidiary or Affiliate) (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Team Member is employed or retained or the terms of the Team Member’s employment or service agreement, if any) and will not be extended by any notice period (e.g., the Team Member’s period of employment or service would not include any contractual notice period, common law notice period, severance notice period, or any period of “garden leave” or similar period mandated under the employment laws in the jurisdiction where the Team Member is employed or retained or the terms of the Team Member’s employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when the Team Member’s employment or service is terminated for purposes of this Grant Agreement (including whether the Team Member may still be considered to be providing service while on a leave of absence).

8.Disability of the Team Member.
If the Team Member’s employment is terminated prior to the end of the Restriction Period by reason of the Team Member’s total and permanent disability, all RSUs shall immediately vest including any amounts for dividend equivalent payments on RSUs that vest at termination subject to the condition that, if applicable, the Team Member shall have executed a current Agreement Regarding Confidential Information and Proprietary Developments (“ARCIPD”) that is satisfactory to the Company, and shall not, during the Team Member’s active employment with the Company and any-post employment period during which the RSUs remain outstanding, have engaged in any conduct that is in violation of any agreement with the Company concerning confidentiality of Company information or post-employment restrictive covenants.

9.Death of the Team Member.
In the event of the Team Member’s death prior to the end of the Restriction Period, all unvested and outstanding RSUs shall immediately vest including any amounts for dividend equivalent payments on such vested RSUs.

10.Retirement of the Team Member.
If the Team Member’s employment is terminated more than three months after the Grant Date and prior to the end of the Restriction Period by reason of the Team Member’s retirement in accordance with the applicable retirement policy of the Company, all unvested RSUs shall continue to vest and payout in accordance with the vesting schedule set forth above subject to the condition that, if applicable, the Team Member shall have executed a current ARCIPD that is satisfactory to the Company, and shall not, during the Team Member’s active employment with the Company and any-post employment period during which the RSUs remain outstanding, have engaged in any conduct that is in violation of any agreement with the Company concerning confidentiality of Company information or post-employment restrictive covenants.

11.Section 409A.
This section applies to the extent the Team Member is subject to taxation in the U.S. Payments made pursuant to the Plan and this Grant Agreement are intended to comply with or qualify for an exemption from Section 409A of the Code (“Section 409A”). The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Grant Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including any amendments or actions that would result in the reduction of benefits payable under this Grant Agreement, as the Company determines are necessary or appropriate to ensure that all RSUs are made in a manner that qualifies for an exemption from, or complies with, Section 409A or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A; provided however, that the Company makes no representations that the RSUs will be exempt from any penalties that may apply under Section 409A and makes no undertaking to preclude Section 409A from applying to this RSU. For the avoidance of doubt, the Team Member hereby acknowledges and agrees that the Company will have no liability to the Team Member or any other party if any amounts payable under this Grant Agreement are not exempt from, or compliant with, Section 409A, or for any action taken by the Company with respect thereto. Any payments under this Grant Agreement that are considered non-qualified deferred compensation subject to Section 409A (“NQDC”) and are payable on the date of, or a date that is determined by reference to, the Team Member's “separation from service” (within the meaning of Section 409A) of a “specified employee” (as defined under Section 409A), shall be made on a date that is the earliest of (a) the Team Member’s death, (b) the original specified settlement date and (c) the date which is one day following six months after the date of the Team Member’s separation from service. If the RSUs or dividend equivalents are considered NQDC and the payment period contemplated in Sections 8 or 10 crosses a calendar year, the RSUs or dividend equivalents shall be paid in the second calendar year.

12.Taxes.
(a)The Team Member shall be liable for any and all taxes, including income tax, social insurance, fringe benefit tax, payroll tax, payment on account, employer taxes or other tax-related items related to the Team Member’s participation in the Plan and legally applicable to or otherwise recoverable from the Team Member by the Company and/or, if different, the Team Member’s employer (the “Employer”) whether incurred at grant, vesting, sale, prior to vesting or at any other time (“Tax-Related Items”). In the event that the Company or the Employer (which, for purposes of this Section 12, shall include a former employer) is required, allowed or permitted to withhold Tax-Related Items as a result of the RSUs or the Shares acquired pursuant to such RSUs, or due upon receipt of dividend equivalent payments or dividends, the Team Member shall surrender a sufficient number of whole Shares, make a cash payment or make adequate arrangements satisfactory to the Company and/or the Employer to withhold such Tax-Related Items from the Team Member’s wages or other cash compensation paid to the Team Member by the Company and/or the Employer at the election of the Company, in its sole discretion, or, if permissible under local law, the Company may sell or arrange for the sale of Shares that the Team Member acquires as necessary to cover all Tax-Related Items that the Company or the Employer has to withhold or that are legally recoverable from the Team Member (such as fringe benefit tax), unless the Company, in its sole discretion, has established alternative procedures for such payment. If Team Member is categorized as an Officer, then the exclusive procedure for satisfying the Team Member’s obligation regarding Tax-Related Items will be Company withholding of Shares from the Shares otherwise issuable to the Team Member as a result of the award vesting, except as specifically approved otherwise by the Committee. However, with respect to any RSUs subject to Section 409A, the Employer shall limit the surrender of Shares to the minimum number of Shares permitted to avoid a prohibited acceleration under Section 409A. The Team Member will receive a cash refund for any fraction of a surrendered Share or Shares in excess of any and all Tax-Related Items. To the extent that any surrender of Shares or payment of cash or alternative procedure for such payment is insufficient, the Team Member authorizes the Company, its Affiliates and Subsidiaries, which are qualified to deduct tax at source, to deduct from the Team Member’s compensation all Tax-Related Items. The Team Member agrees to pay any Tax-Related Items that cannot be satisfied from wages or other cash compensation, to the extent permitted by Applicable Law.

The Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in the Team Member’s jurisdiction(s), in which case the Team Member will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Team Member is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Team Member’s participation in the Plan.

(b)Regardless of any action the Company or the Employer takes with respect to any or all Tax-Related Items, the Team Member acknowledges and agrees that the ultimate liability for all Tax-Related Items is and remains the Team Member’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. The Team Member further acknowledges that the Company and/or the Employer: (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of RSUs or dividend equivalents, including, but not limited to, the grant, vesting or settlement of RSUs or dividend equivalents, the subsequent delivery of Shares and/or cash upon settlement of such RSUs or the subsequent sale of any Shares acquired pursuant to such RSUs and receipt of any dividends or dividend equivalent payments; and (ii) notwithstanding Section 11, do not commit to and are under no obligation to structure the terms or any aspect of this grant of RSUs and/or dividend equivalents to reduce or eliminate the Team Member’s liability for Tax-Related Items or to achieve any particular tax result. Further, if the Team Member has become subject to tax in more than one jurisdiction, the Team Member acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Team Member shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Team Member’s participation in the Plan or the Team Member’s receipt of RSUs that cannot be satisfied by the means previously described. The Company may refuse to deliver the benefit described in Section 3 if the Team Member fails to comply with the Team Member’s obligations in connection with the Tax-Related Items.

(c)In accepting the RSUs, the Team Member consents and agrees that in the event the RSUs or the dividend equivalents become subject to an employer tax that is legally permitted to be recovered from the Team Member, as may be determined by the Company and/or the Employer at their sole discretion, and whether or not the Team Member’s employment with the Company and/or the Employer is continuing at the time such tax becomes recoverable, the Team Member will assume any liability for any such taxes that may be payable by the Company and/or the Employer in connection with the RSUs and dividend equivalents. Further, by accepting the RSUs, the Team Member agrees that the Company and/or the Employer may collect any such taxes from the Team Member by any of the means set forth in this Section 12. The Team Member further agrees to execute any other consents or elections required to accomplish the above, promptly upon request of the Company.

13.Privacy Notice and Consent.
The following provision applies only to Employees who reside in the United States:

(a)The Team Member hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Team Member’s personal data as described in this Grant Agreement and any other materials by and among, as applicable, the Company, the Employer and its other Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Team Member’s participation in the Plan.

(b)The Team Member understands that the Company, the Employer and its other Subsidiaries and Affiliates may hold certain personal information about the Team Member, including, but not limited to, name, home address, email address, and telephone number, date of birth, social insurance number, passport or other identification number, salary, year-to-date taxable income, nationality, residency, status, job title, any shares of stock or directorships held in the Company, details of all RSUs, options or any other entitlement to shares of stock granted, canceled, purchased, exercised, vested, unvested or outstanding in the Team Member’s favor (“Data”) for the exclusive purpose of implementing, managing and administering the Plan.

(c)The Team Member understands that Data will be transferred to the Company or one or more stock plan service providers as may be selected by the Company from time to time, which is assisting the Company with the implementation, administration and management of the Plan. The Team Member understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than the Team Member’s country. The Team Member authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Team Member’s participation in the Plan. The Team Member understands that Data will be held only as long as is necessary to implement, administer and manage the Team Member’s participation in the Plan and address any related legal or compliance obligations.

(d)Further, the Team Member understands that the Team Member is providing the consents herein on a purely voluntary basis. If the Team Member does not consent, or if the Team Member later seeks to revoke the Team Member's consent, the Team Member cannot participate in the Plan. This would not affect the Team Member’s salary or the Team Member's career; the Team Member would merely forfeit the opportunities associated with the Plan For more information on the consequences of the Team Member’s refusal to consent or withdrawal of consent, the Team Member understands that the Team Member may contact the Team Member's local human resources representative.

(e)If the Team Member is a California resident, the Team Member understands they must refer to the Company’s Employee Privacy Policy and the California Consumer Privacy Act Addendum for more information about the personal information the Company collects about Team Member and the purposes for which the Company will use such data.

Employees who reside outside the United States must refer to Appendix A, Section 2 (Privacy Notice and Consent).

14.Plan Information.
The Team Member agrees to receive copies of the Plan, the Plan prospectus and other Plan information, including information prepared to comply with Applicable Laws outside the United States, from the Long-term Incentives website and stockholder information, including copies of any annual report, proxy and Form 10-K, from the investor relations section of the Company’s website at www.hpe.com. The Team Member acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to the Company Secretary. The Team Member hereby consents to receive any documents related to current or future participation in the Plan by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

15.Acknowledgment, Waiver and Company Recovery.
By accepting this grant of RSUs, the Team Member understands, acknowledges and agrees that:

(a)all decisions with respect to future grants, if any, will be at the sole discretion of the Company;

(b)the Team Member’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Team Member’s employment relationship at any time and it is expressly agreed and understood that employment is terminable at the will of either party; and

(c)if the Company determines that the Team Member has engaged in misconduct prohibited by Applicable Law or any applicable policy of the Company, as in effect from time to time and/or the Company is required to make recovery from the Team Member under Applicable Law or a Company policy adopted to comply with applicable legal requirements (including but not limited to the Company’s Dodd-Frank Clawback Policy as applicable), then the Company may, in its sole discretion, to the extent it determines appropriate, (i) recover from the Team Member the proceeds from RSUs vested up to three years prior to the Team Member’s termination of employment or any time thereafter, (ii) cancel the Team Member’s outstanding RSUs, and/or (iii) take any other action it deems to be required and appropriate.

16.No Advice Regarding Grant.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Team Member’s participation in the Plan, or the Team Member’s acquisition or sale of the underlying Shares. The Team Member is hereby advised to consult with the Team Member's own personal tax, legal and financial advisors regarding the Team Member's participation in the Plan before taking any action related to the Plan.

17.Additional Eligibility Requirements For Certain Executives.
In addition to any other eligibility criteria provided for in the Plan, and as a condition of this Grant Agreement, the Company may require that the Team Member execute separate documents agreeing to the terms of a current arbitration agreement and/or a current ARCIPD and/or the Company’s Dodd-Frank Clawback Policy, each in a form acceptable to the Company, and the Company may further require that the Team Member be in compliance with the ARCIPD throughout the entire Restriction Period and through the date the RSU is to be granted or settled. If such separate documents are required by the Company and the Team Member does not accept them within 75 days of the Grant Date or such other date as of which the Company shall require in its discretion, this RSU shall be canceled and the Team Member shall have no further rights under this Grant Agreement. However, if the 75-day deadline to accept the Grant Agreement would otherwise be a weekend, holiday or other non-trading day, the deadline will instead be the next following trading day for the New York Stock Exchange.

In the event the Team Member is required to execute an ARCIPD as an eligibility condition for this grant, then the terms and conditions set forth in remainder of this Section 17 will apply to the Team Member.

(a)If the Team Member violates or threatens to violate a “Protective Covenant” (as defined in the ARCIPD), the Company will, where permitted by controlling law, be entitled to withhold or recover the benefits of compliance with this Grant Agreement and pursue and receive such additional remedies as are provided for in the ARCIPD (which are incorporated by reference herein).

(b)The enforceability of the Protective Covenants as written (and the Team Member’s agreement to comply with them as a whole) and the Company’s agreement to provide the Team Member the items of benefit conveyed by this Grant Agreement (by way of example only, shares, stock options, stock units, restricted stock units, stock appreciation rights, or cash awards (the conveyed “Incentives”)) are mutually dependent. In the event the Protective Covenants are held to be void, voidable or unenforceable by a court or arbiter (in whole or in any part deemed material by the Company), the Company’s obligations under this Grant Agreement shall be voidable at the election of the Company and where permitted by law the Company shall have the right to terminate any unvested Incentives and recover from the Team Member the Incentives granted to the Team Member under this Grant Agreement, or if the Team Member no longer possesses the Incentives then the monetary value of the Incentives at the time the Team Member sold or otherwise transferred the Incentives to another party.

(c)The Team Member stipulates that the benefits provided to the Team Member through this Grant Agreement are of significant and meaningful value, and serve as additional, mutually agreed upon, fair and reasonable consideration for the Team Member’s agreement to adhere to the Protective Covenants. The Team Member has been notified that the Team Member has the right to consult legal counsel prior to signing this Grant Agreement. The Team Member was provided at least 14 days to consider this Grant Agreement before being required to execute it, and if the Team Member executes it before the expiration of 14 days then the Team Member does so voluntarily with the intent to waive the unused remainder of the 14 days allowed.

(d) Nothing in this Grant Agreement, the ARCIPD, or any other agreement referred to or incorporated herein, prohibits Team Member from opposing or reporting to a relevant law-enforcement agency (such as but not limited to the Securities and Exchange Commission, Department of Labor, National Labor Relations Board, Equal Employment Opportunities Commission, Occupational Safety and Health Commission or law enforcement) an event that Team Member reasonably and in good faith believe is a violation of law, obligates Team Member to inform HPE before or after making such a report, prohibits Team Member from cooperating in an investigation conducted by such a government agency, limits or affects Team Member’s right to disclose or discuss criminal conduct, unlawful employment practices, unlawful acts in the workplace, discrimination, harassment (including but not limited to sexual harassment or sexual assault), retaliation or workplace health and safety hazards, prohibits Team Member from sharing such information with Team Member’s personal legal counsel, or prohibits Team Member from providing truthful testimony in a legal, administrative or arbitration proceeding.

(e)The limitations agreed to by the Team Member in this section are voluntary, not a term or condition of employment, and a matter of choice for the Team Member. The Team Member will have the choice between complying with the terms of this section or forgoing the benefits that the Team Member would otherwise receive under the Grant Agreement. Nothing in this section shall be applied to the extent that it would violate controlling law or impose a penalty or restriction that violates controlling law.

18.Appendices.
Notwithstanding any provisions in this Grant Agreement or the Plan, if the Team Member resides in a country outside the United States or is otherwise subject to the law of country other than the United States, the RSU grant shall be subject to the additional terms and conditions set forth in Appendix A to this Grant Agreement and to any additional terms and conditions set forth in Appendix B to this Grant Agreement for the Team Member’s country. Moreover, if the Team Member relocates to one of the countries included in Appendix B, the additional terms and conditions for such country will apply to the Team Member, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendices A and B constitute part of this Grant Agreement.

In addition, the Company reserves the right to impose other requirements on the Team Member’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Team Member to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.Governing Law and Venue.
This Grant Agreement is governed by the laws of the state of Delaware without regard to its conflict of law provisions. All actions and proceedings seeking to enforce any provision of, or based on any right arising out of, this Grant Agreement that can be brought in a court of law in accordance with any arbitration agreement that may exist between the parties must be brought against either of the parties in a court of proper subject matter jurisdiction located in either: (i) Texas or (ii) Delaware; and each of the parties consents to the personal jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. If employed as a Vice-President or higher level role, Team Member stipulates that this Grant Agreement involves contractual rights with a value in excess of US$100,000, and that Delaware Code Title 6. Commerce and Trade § 2708 applies to this Grant Agreement.

20.Miscellaneous.
(a)The Company shall not be required to treat as owner of RSUs and any associated benefits hereunder, any transferee to whom such RSUs or benefits shall have been transferred in violation of any of the provisions of this Grant Agreement.

(b)The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Grant Agreement.

(c)The Plan is incorporated herein by reference. The Plan and this Grant Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Team Member with respect to the subject matter hereof, other than the terms of any severance plan applicable to the Team Member that provides more favorable vesting and the terms of the Team Member’s ARCIPD which are expressly preserved. Notwithstanding the foregoing, nothing in the Plan or this Grant Agreement shall affect the validity or interpretation of any duly authorized written agreement between the Company and the Team Member under which an award properly granted under and pursuant to the Plan serves as any part of the consideration furnished to the Team Member. This Grant Agreement is voluntarily entered into and is not a condition of employment with the Company.

(d)The provisions of this Grant Agreement are severable and if any one or more provisions are determined to be illegal, void, voidable or otherwise unenforceable, in whole or in part, then the remaining provisions shall nevertheless be binding and enforceable.

(e)Notwithstanding Sections 20(c) and 20(d), the Company’s obligations under this Grant Agreement and the Team Member’s agreement to the terms of an arbitration agreement and/or an ARCIPD, if any, are mutually dependent. In the event that the Team Member breaches the arbitration agreement or the Team Member’s ARCIPD is breached or found void, voidable or otherwise not binding upon the Team Member for any reason by a court of law, then the Company will have no further obligation or duty to perform under the Plan or this Grant Agreement.

(f)A waiver by the Company of a breach of any provision of this Grant Agreement shall not operate or be construed as a waiver of any other provision of this Grant Agreement, or of any subsequent breach by the Team Member or any other participant in the Plan.

(g)The Company reserves the right to impose other requirements on the Team Member’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Team Member to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(h)Any notice required or permitted hereunder to the Team Member shall be given in writing and shall be deemed effectively given upon delivery to the Team Member at the address then on file with the Company.

(i)Any notice to be given under the terms of this Grant Agreement to the Company will be addressed in care of Attn: Global Equity Administration at Hewlett Packard Enterprise Company, 6280 America Center Drive, San Jose, California 95002, USA.

(j)The Team Member acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Team Member's ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends or dividend equivalent payments) in a brokerage or bank account outside the Team Member’s country. The Team Member may be required to report such accounts, assets or transactions to the tax or other authorities in the Team Member's country of residence. The Team Member also may be required to repatriate sale proceeds or other funds received as a result of the Team Member’s participation in the Plan to the Team Member's country through a designated bank or broker within a certain time after receipt. The Team Member acknowledges that it is the Team Member's responsibility to be compliant with such regulations, and the Team Member is advised to consult the Team Member's personal legal advisor for any details.

HEWLETT PACKARD ENTERPRISE COMPANY

    Alan May
Executive Vice President, Chief People Officer

RETAIN THIS GRANT AGREEMENT FOR YOUR RECORDS

Important Note: Your grant is subject to the terms and conditions of this Grant Agreement, including Appendices A and B, and to the Company obtaining all necessary government approvals. If you have questions regarding your grant, please contact Global Equity Administration (global.equity@hpe.com).

HEWLETT PACKARD ENTERPRISE COMPANY 2021 STOCK INCENTIVE PLAN, AS AMENDED

APPENDIX A TO THE GLOBAL GRANT AGREEMENT
ADDITIONAL TERMS FOR EMPLOYEES OUTSIDE THE UNITED STATES
The following terms and conditions apply to Employees who reside outside the United States or who are otherwise subject to the laws of a country other than the United States. In general, the terms and conditions in this Appendix A supplement the provisions of the Grant Agreement, unless otherwise indicated herein.
1.Acknowledgment and Waiver.

By accepting this grant of RSUs, the Team Member understands, acknowledges and agrees that:

(a)except as provided in Sections 8, 9 and 10 of the Grant Agreement, the vesting of the RSUs is earned only by continuing employment with the Company or one of its Subsidiaries or Affiliates and that being hired and granted RSUs will not result in the RSUs vesting;

(b)this Grant Agreement and its incorporated documents reflect all agreements on its subject matters and the Team Member is not accepting this Grant Agreement based on any promises, representations or inducements other than those reflected in this Grant Agreement;

(c)all good faith decisions and interpretations of the Committee regarding the Plan and Awards granted under the Plan are binding, conclusive and final;

(d)the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;
(e)the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs or other awards, or benefits in lieu of RSUs, even if Shares or RSUs have been granted in the past;

(f)all decisions with respect to future grants, if any, will be at the sole discretion of the Company;

(g)the Team Member’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Team Member’s employment relationship at any time and it is expressly agreed and understood that employment is terminable at the will of either party;

(h)the Team Member is voluntarily participating in the Plan;
(i)RSUs and their resulting benefits are extraordinary items that are outside the scope of the Team Member’s employment contract, if any;

(j)RSUs and their resulting benefits are not intended to replace any pension rights or compensation;

(k)RSUs and their resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension or retirement or welfare benefits or similar mandatory payments;

(l)RSUs and their resulting benefits should in no event be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary or Affiliate;

(m)unless otherwise agreed by the Company, the RSUs and their resulting benefits are not granted as consideration for, or in connection with, the service the Team Member may provide as a director of a Subsidiary or Affiliate;

(n)this grant of RSUs will not be interpreted to form an employment contract or relationship with the Company, and furthermore, this grant of RSUs will not be interpreted to form an employment contract with any Subsidiary or Affiliate;

(o)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(p)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Team Member’s employment (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Team Member is employed or retained or the terms of the Team Member’s employment or service agreement, if any), and in consideration of the grant of the RSUs, the Team Member agrees not to institute any claim against the Company, the Employer or any other Subsidiary or Affiliate;

(q)the Company, the Employer or any other Subsidiary or Affiliate will not be liable for any foreign exchange rate fluctuation between the Team Member’s local currency and the United States dollar that may affect the value of the RSUs or any amounts due to the Team Member pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement;

(r)if the Company determines that the Team Member has engaged in misconduct prohibited by Applicable Law or any applicable policy of the Company, as in effect from time to time (including engagement in Detrimental Activities to the extent Section 17 of the Grant Agreement applies or breach of any ARCIPD required pursuant to Section 18 of the Grant Agreement), or the Company is required to make recovery from the Team Member under Applicable Law or a Company policy adopted to comply with applicable legal requirements, then the Company may, in its sole discretion, to the extent it determines appropriate, (i) recover from the Team Member the proceeds from RSUs vested up to three years prior to the Team Member’s termination of employment or any time thereafter, (ii) cancel the Team Member’s outstanding RSUs, and (iii) take any other action it deems to be required and appropriate; and

(s)the delivery of any documents related to the Plan or Awards granted under the Plan, including the Plan, this Grant Agreement, the Plan prospectus and any reports of the Company generally provided to the Company’s stockholders, may be made by electronic delivery. Such means of electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via electronic mail or other such means of electronic delivery specified by the Company. The Team Member may receive from the Company a paper copy of any documents delivered electronically at no cost to the Team Member by contacting the Company in writing in accordance with Section 21(i). If the attempted electronic delivery of any document fails, the Team Member will be provided with a paper copy of such document. The Team Member may revoke the Team Member's consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Team Member has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised electronic mail address in accordance with Section 21(i). The Team Member is not required to consent to the electronic delivery of documents.

2.Privacy Notice and Consent.

(a)The Company is located at 1701 East Mossy Oaks Road, Spring, Texas 77389, U.S.A., and grants Employees of the Company and its Subsidiaries RSUs, at the Company’s sole discretion. If the Team Member would like to participate in the Plan, the Team Member should review the following information about the Company’s data processing practices and declare the Team Member's consent by accepting this Grant Agreement on the Benefits Online® website of Merrill Lynch, Pierce, Fenner & Smith Inc. (“Merrill”).

(b)Data Collection and Usage. The Company collects, processes and uses personal data of participants, specifically: the Team Member’s name, home address, email address, telephone number, date of birth, hire/rehire date, termination date (if applicable), termination classification code, employee identification number, payroll country, business division, directorship held in the Company (including its subsidiaries), and details of all RSUs, canceled, vested, or outstanding in the Team Member’s favor, which the Company receives from the Team Member or the Employer. If the Company offers the Team Member a grant of RSUs under the Plan, then the Company will collect the Team Member’s personal data for purposes of allocating stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the processing of the Team Member’s personal data would be the Team Member's consent.

(c)Stock Plan Administration Service Providers. The Company transfers participant data, or parts thereof, to Merrill, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select one or more different U.S. based service providers and share the Team Member’s data with other companies that serve in a similar manner. The Company’s service providers will open an account for the Team Member to receive and trade stock. The Team Member will be asked to agree on separate terms and data processing practices with the service providers, which is a condition to the Team Member’s ability to participate in the Plan. The service providers are responsible for processing any personal data they collect from the Team Member in compliance with applicable law.

(d)International Data Transfers. The Company and Merrill are based in the United States. If the Team Member is based outside the United States, the Team Member should note that the Team Member's personal data will be transferred to service providers in the United States and may be transferred onward to other countries Merrill and its affiliates and sub-processors operate it. In this case, the Company’s legal basis for the transfer of the Team Member’s personal data to its United States operations and its U.S. based service providers is the Team Member's consent. Information regarding international data transfers within the Company can be found in the Employee Privacy Policy.

(e)Data Retention. The Company will use the Team Member’s personal data only as long as is necessary to implement, administer and manage the Team Member’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs the Team Member’s personal data, which will generally be seven years after the Team Member is granted RSUs under the Plan, the Company will remove it from its systems. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be compliance with the relevant laws or regulations.

(f)Voluntariness and Consequences of Consent Denial or Withdrawal. The Team Member’s participation in the Plan and the Team Member’s grant of consent is purely voluntary. Depending on the Team Member’s country, they may have the right to deny or withdraw consent at any time by contacting the Company at Hewlett Packard Enterprise Company, Attn: Legal Department, 1701 East Mossy Oaks Road, Spring, Texas 77389, U.S.A. If the Team Member does not consent, or if the Team Member withdraws the Team Member's consent, the Team Member cannot participate in the Plan. This would not affect the Team Member’s salary as an employee or the Team Member's career; the Team Member would merely forfeit the opportunities associated with the Plan.

(g)Data Subject Rights, International Data Transfers. Information regarding data subject rights and transfers of personal data to third countries is available in the Company’s Employee Privacy Policy.

(h)Right to File Complaint with a Supervisory Authority. If the Team Member considers that the processing of the Team Member’s personal data infringes the European General Data Protection Regulation (“GDPR”) or other applicable privacy law, the Team Member has the right to lodge a complaint with the supervisory authority in the country where the Team Member works or where the Team Member considers that the data protection rules have been breached.

(i)The Company’s Data Protection Officer. The Company’s Chief Privacy Officer has been appointed as the Data Protection Officer (“DPO”) for many of the countries the Company operates in. The Team Member can contact the DPO by sending an email to hpeprivacy@hpe.com.

3.Language. The Team Member acknowledges and represents that the Team Member is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Team Member to understand the terms of this Grant Agreement, including this Appendix A, Appendix B and any other documents related to the Plan.

If the Team Member has received the Grant Agreement, including Appendices A and B, or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.

4.Insider Trading/Market Abuse Laws.
The Team Member acknowledges and understands that, depending on the Team Member’s or broker’s country of residence or where the Company Shares are listed, the Team Member may be subject to insider trading restrictions and/or market abuse laws, which may affect the Team Member’s ability to accept, acquire, sell or otherwise dispose of Shares or rights to Shares during times the Team Member is considered to have “inside information” regarding the Company (as defined by the laws in the Team Member’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Team Member placed before the Team Member possessed inside information.  Furthermore, the Team Member could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Team Member acknowledges that it is the Team Member's responsibility to comply with such regulations and that the Team Member should consult with the Team Member's personal advisor on this matter.

5.Exchange Control, Tax and Foreign Asset/Account Reporting Requirements. The Team Member acknowledges that there may be exchange control, tax, foreign asset and/or account reporting requirements which may affect the Team Member’s ability to acquire or hold Shares or cash received from participating in the Plan (including from any dividends paid on Shares acquired under the Plan) in a brokerage or bank account outside the Team Member’s country. The Team Member may be required to report such accounts, balances, assets and/or the related transactions to the tax or other authorities in the Team Member's country. The Team Member also may be required to repatriate sale proceeds or other funds received as a result of the Team Member’s participation in the Plan to the Team Member's country through a designated bank or broker within a certain time after receipt. The Team Member acknowledges that it is the Team Member’s responsibility to be compliant with such regulations, and the Team Member should consult the Team Member's personal legal advisor for any details.

HEWLETT PACKARD ENTERPRISE COMPANY 2021 STOCK INCENTIVE PLAN, AS AMENDED

APPENDIX B TO THE GLOBAL GRANT AGREEMENT
COUNTRY SPECIFIC TERMS FOR EMPLOYEES OUTSIDE THE UNITED STATES

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Grant Agreement or the Plan.
This Appendix B includes additional terms and conditions that govern the RSUs granted to the Team Member if the Team Member resides and/or works in one of the countries listed herein. This Appendix B is part of the Grant Agreement.
If the Team Member is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Team Member is currently residing and/or working, or if the Team Member transfers to another country after the Grant Date, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to the Team Member.
This Appendix B also includes information and notices regarding securities, exchange control, tax and certain other issues of which the Team Member should be aware with respect to the Team Member's participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of August 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Team Member not rely on the information contained herein as the only source of information relating to the consequences of the Team Member's participation in the Plan because the information may be out of date at the time the Team Member vests in the RSUs, receives Shares, a cash payment or a dividend equivalent payment upon vesting, sells any Shares acquired under the Plan or receive dividends paid on such Shares. In addition, the information is general in nature and may not apply to the Team Member’s particular situation, and the Company is not in a position to assure the Team Member of any particular result. Therefore, the Team Member is advised to seek appropriate professional advice as to how the relevant laws in the Team Member's country may apply to the Team Member’s individual situation.
ARGENTINA
Terms and Conditions
Compliance with the Law
By accepting the RSUs, the Team Member acknowledges the Team Member's agreement to comply with applicable Argentine laws and, regardless of any action taken by the Company or the Employer, to pay any and all applicable Tax-Related Items.
Notifications
Securities Law Notification
Neither the RSUs nor the underlying Shares of the Company are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to any filing or disclosure requirements in Argentina.
Exchange Control Notification
The Team Member is solely responsible for complying with the exchange control rules that may apply in connection with Team Member’s participation in the Plan and/or the transfer of proceeds acquired under the Plan into Argentina. Prior to vesting in the RSUs or transferring proceeds into Argentina, the Team Member should consult the Team Member's local bank and exchange control advisor to confirm the exchange control rules and required documentation.
Foreign Asset/Account Reporting Notification
Argentine residents must report any Shares acquired under the Plan and held by the resident on December 31st of each year on their annual tax return for that year. Argentine residents should consult with their personal tax advisor to determine their personal reporting obligations.
AUSTRALIA
Terms and Conditions
Breach of Law
Notwithstanding anything to the contrary in the Plan or the Grant Agreement, the Team Member will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its stockholders in a general meeting for the purpose of overcoming any such limitation or restriction.

Securities Law Notification
This offer is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).
Please note that if the Team Member offers the Team Member’s Shares for sale to a person or entity resident in Australia, the Team Member’s offer may be subject to disclosure requirements under Australian law. The Team Member should obtain legal advice on the Team Member’s disclosure obligations prior to making any such offer.
Notifications
Securities Law Notification
If the Team Member acquires Shares under the Plan and subsequently offers to sell the Shares to a person or entity resident in Australia, such offer may be subject to disclosure requirements under Australian law. The Team Member should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.
Exchange Control Notification
Exchange control reporting is required for cash transactions exceeding AUD 10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of the Team Member.
Tax Notification
The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in the Act).
AUSTRIA
Notifications
Exchange Control Notification
If the Team Member holds Shares obtained under the Plan or cash (including proceeds from the sale of Shares) outside Austria, the Team Member may be required to submit reports to the Austrian National Bank on an annual basis if the value of the Shares as of December 31 meets or exceeds €5,000,000. The deadline for filing the annual report is January 31 of the following year.
When the Shares are sold, the Team Member may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside of Austria. If the transaction volume of all of my accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month.
BELGIUM
Notifications
Foreign Asset/Account Reporting Notification
The Team Member is required to report any bank accounts opened and maintained outside Belgium on the Team Member's annual tax return. In a separate report, the Team Member may be required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption. The Team Member should consult with the Team Member's personal tax advisor to determine the Team Member's personal reporting obligations.
Stock Exchange Tax Information
A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax likely will apply when Shares acquired under the Plan are sold. The Team Member should consult the Team Member's personal tax advisor for additional details on the Team Member’s obligations with respect to the stock exchange tax.
Annual Securities Accounts Tax
An annual securities. accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., shares of Common Stock acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. The Team Member should consult with the Team Member's personal tax or financial advisor for additional details.
BRAZIL

Terms and Conditions
Intent to Comply with Law
By accepting the RSUs, the Team Member acknowledges the Team Member's agreement to comply with applicable Brazilian laws and to report and pay any and all applicable taxes associated with the vesting of the RSUs, the sale of any Shares acquired upon vesting of the RSUs and the receipt of any dividends or dividend equivalents.
Labor Law Acknowledgment
By accepting this grant of RSUs, the Team Member understands, acknowledges and agrees that, for all legal purposes: (i) the benefits provided to the Team Member under the Plan are unrelated to the Team Member's employment; (ii) the Plan is not a part of the terms and conditions of the Team Member’s employment; and (iii) the income from the RSUs, if any, is not part of the Team Member’s remuneration from employment.
Notifications
Exchange Control Information
The Team Member is required to prepare and submit a declaration of assets and rights held outside Brazil to the Central Bank on an annual basis. The assets and rights that must be reported include Shares issued under the Plan. However, if the Team Member holds assets or rights valued at less than US$1,000,000, the Team Member will not be required to submit a declaration. If such amount exceeds US$100,000,000, the referred declaration is required quarterly.
Tax on Financial Transactions
If the Team Member repatriates the proceeds from the sale of Shares and any cash dividends into Brazil and converts the funds into local currency, the Team Member will be subject to the Tax on Financial Transactions.
BULGARIA
Notifications
Exchange Control Information
If the Team Member is a Bulgarian resident, the Team Member will be required to file statistical forms with the Bulgarian National Bank annually regarding receivables in the Team Member’s foreign bank accounts as well as securities held abroad (e.g., Shares acquired under the Plan) if the total sum of all such receivables and securities equals or exceeds BGN50,000 as of the previous calendar year-end.  The reports are due by March 31. The Team Member understands that the Team Member should contact the Team Member's bank in Bulgaria for additional information regarding these requirements.
Foreign Asset/Account Reporting Notification
The Team Member is required to report the acquisition of Shares under the Plan on the Team Member's annual tax return in the year of acquisition and in each subsequent annual tax return for as long as the Team Member holds the Shares.
CANADA
Terms and Conditions
Termination of Employment
This provision replaces the second paragraph of Section 7 of the Grant Agreement:
For purposes of this Grant Agreement, the Team Member’s employment or service will be considered terminated as of the earlier of: (a) the date the Team Member terminates employment; or (b) the date the Team Member receives written notice of termination of employment from the Employer, regardless of any period during which notice, pay in lieu of such notice or related payments or damages are required to be provided under local law (including, but not limited to statutory law, regulatory law and/or common law). For greater certainty, the Team Member will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which the Team Member’s right to vest terminates, nor will the Team Member be entitled to any compensation for lost vesting.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Team Member’s right to vest in the RSUs under the Plan, if any, will terminate effective as of the last day of the Team Member’s minimum statutory notice period, but the Team Member will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the Team Member’s statutory notice period, nor will the Team Member be entitled to any compensation for lost vesting.
Payout of RSUs in Shares Only

Pursuant to its discretion under Section 2(ii) of the Plan and Section 3 of the Grant Agreement, with respect to all Employees residing in Canada, the Company will convert all vested RSUs only into an equivalent number of Shares. Employees residing in Canada (or in the event of death, such Employee’s legal representative or estate) will not receive an equivalent or fractional Share cash payment with respect to vested RSUs.
Plan Document Acknowledgment
In accepting the grant of RSUs, the Team Member acknowledges that the Team Member has received a copy of the Plan, has reviewed the Plan and the Grant Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Grant Agreement.
The following provisions will also apply to Employees who are resident in Quebec:
French Language Documents
A French translation of the Grant Agreement and the Plan will be made available to the Team Member as soon as reasonably practicable. The Team Member understands that, from time to time, additional information related to the offering of the Plan might be provided in English and such information may not be immediately available in French. However, upon request, the Company will translate into French documents related to the offering of the Plan as soon as reasonably practicable.
Une traduction française du présent Contrat d’Attribution et du Plan sera mise à la disposition du Membre de l’Équipe dès que cela sera raisonnablement possible. Le Membre de l’Équipe comprend que, de temps à autre, des informations supplémentaires relatives à l'offre du Plan peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Cependant, sur demande, la Société traduira en français les documents relatifs à l'offre du Plan dès que cela sera raisonnablement possible.
Data Privacy
This provision supplements Grant Agreement Appendix A: Section 2 (“Privacy Notice and Consent”):
The Team Member hereby authorizes the Company and the Company’s representatives, including the broker(s) designated by the Company, to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Team Member further authorizes the Company and any Subsidiary or Affiliate and the Administrator of the Plan to disclose and discuss the Plan with their advisors. The Team Member further authorizes the Company and any Subsidiary or Affiliate to record such information and to keep such information in the Team Member’s employee file. The Team Member acknowledges and agrees that the Team Member’s personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, the Team Member also acknowledges and authorizes the Company, any Subsidiary or Affiliate, the Administrator of the Plan and any third party brokers/administrators that are assisting the Company with the operation and administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Team Member or the administration of the Plan.
Notifications
Securities Law Notification
The Team Member is permitted to sell Shares acquired in settlement of the RSUs through the designated broker appointed under the Plan provided the resale of Shares acquired in settlement of the RSUs takes place outside Canada through facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange in the United States under the ticker symbol “HPE”.
Foreign Asset/Account Reporting Notification
If the total value of the Team Member’s foreign specified property exceeds CAD 100,000 at any time during the year, the Team Member must report all of the Team Member's foreign property on Form T1135 (Foreign Income Verification Statement) by April 30 of the following year. Foreign specified property includes Shares acquired under the Plan and the RSUs. The RSUs must be reported--generally at a nil cost--if the CAD 100,000 cost threshold is exceeded because of other foreign specified property the Team Member holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the fair market value of the Shares at vesting, but if the Team Member owns other shares, this ACB may have to be averaged with the ACB of the other shares. The Team Member should speak with a personal tax advisor to determine the scope of foreign property that must be considered for purposes of this requirement.
CHILE
Notifications
Securities Law Notification
The offer of RSUs constitutes a private offering in Chile effective as of the Grant Date. The offer of RSUs is made subject to general ruling n° 336 of the Chilean Commission for the Financial Markets (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the SVS. Given that the RSUs are not registered in Chile, the Company is not required to provide public information about the RSUs or the Shares in Chile. Unless the RSUs and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.
Información bajo la Ley de Mercado de Valores
Esta oferta de Unidades de Acciones Restringidas (“RSU”) constituye una oferta privada en Chile y se inicia en la Fecha de la Concesión. Esta oferta de RSU se acoge a las disposiciones de la Norma de Carácter General N° 336 de la Comisión para el Mercado Financiero Chilena (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse las RSU de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los RSU o sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
Exchange Control Notification
The Team Member is not required to repatriate funds obtained from the sale of Shares or the receipt of any dividends or dividend equivalents. However, if the Team Member decides to repatriate such funds, the Team Member must do so through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office in Chile) if the amount of the funds exceeds USD 10,000. In such case, the Team Member must report the payment to the commercial bank or registered foreign exchange office receiving the funds. If the Team Member does not repatriate the proceeds and uses such proceeds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, the Team Member must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank of Chile within the first 10 days of the month immediately following the transaction.
The Team Member is responsible for complying with foreign exchange requirements in Chile. For general information purposes, as of the date hereof, the Team Member’s aggregate investments held outside Chile exceed USD 5,000,000 (including the Shares and any other cash proceeds obtained under the Plan), the Team Member must report the investments annually to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report. Please note that exchange control regulations in Chile are subject to change. The Team Member should consult with the Team Member's personal legal advisor regarding any exchange control obligations that the Team Member may have prior to vesting in the RSUs, receiving proceeds from the sale of Shares acquired upon vesting of the RSUs or cash dividends or dividend equivalents.
Foreign Asset/Account Reporting Notification
The Chilean Internal Revenue (“CIRS”) requires all taxpayers to provide information annually regarding (i) the results of investments held abroad and (ii) any taxes paid abroad which the taxpayers will use as credit against Chilean income tax. The sworn statements disclosing this information (or Formularios) must be submitted electronically through the CIRS website www.sii.cl using Form 1929. Form 1929 is due before July 1 of each year.
CHINA
Terms and Conditions
This provision replaces Section 10 of the Grant Agreement:
10. Retirement of the Team Member.

If the Team Member’s employment is terminated more than three months after the Grant Date and prior to the end of the Restriction Period by reason of the Team Member’s retirement in accordance with the applicable retirement policy, all RSUs shall immediately vest including any amounts for dividend equivalent payments on RSUs that vest at termination subject to the condition that the Team Member shall have executed a current ARCIPD that is satisfactory to the Company, and shall not have engaged in any conduct that creates a conflict of interest in the opinion of the Company.
Payout of RSUs in Cash Only
Pursuant to the Company’s discretion under Section 2(ii) of the Plan and Section 3 of the Grant Agreement, due to legal considerations in the People’s Republic of China (the “PRC”), the RSUs granted to Employees residing in the PRC (including any dividend equivalents) shall be settled in cash only (less any Tax-Related Items or other withholding obligations set forth in Section 12 of the Grant Agreement in accordance with Applicable Law and/or fees) and do not provide any right for the Team Member to receive Shares.
Notifications
Exchange Control Notification
The following terms and conditions will apply to Employees who are subject to exchange control restrictions and regulations in the PRC, including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:
The Team Member understands and agrees that, pursuant to local exchange control requirements, the Team Member will not be permitted to receive Shares or cash under the Plan unless or until the Company, its Subsidiary or the Employer in the PRC has obtained an approval from SAFE for the Plan. If the Company changes its designated brokerage firm, the Team Member acknowledges and agrees that the Company may transfer any Shares issued under the Plan to the new designated brokerage firm, if necessary for legal or administrative reasons. The Team Member agrees to sign any documentation necessary to facilitate the transfer of Shares.
The Team Member further understands and agrees that, pursuant to local exchange control requirements, the Team Member will be required to immediately repatriate any cash payments or proceeds obtained with respect to participation in the Plan to the PRC. The Team Member further understands that such repatriation of any cash payments or proceeds may need to be effectuated through a special exchange control account established by the Company, any Parent or Subsidiary, or the Employer, and the Team Member hereby consents and agrees that any payment or proceeds may be transferred to such special account prior to being delivered to the Team Member.
Any payment or proceeds may be paid to the Team Member in U.S. dollars or local currency at the Company’s discretion. If the payments or proceeds are paid to the Team Member in U.S. dollars, the Team Member will be required to set up a U.S. dollar bank account in the PRC so that the payments or proceeds may be deposited into this account. If the payments or proceeds are paid to the Team Member in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the payments or proceeds to local currency due to exchange control restrictions.
The Team Member further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in the PRC.
COLOMBIA
Terms and Conditions
Labor Law Acknowledgement
This provision supplements Section 1 of Appendix A:
The Team Member acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of the Team Member’s “salary” for any legal purpose. The Plan and related benefits will not be included and / or considered for purposes of calculating any and all labor benefits, such as legal / fringe benefits, vacation, indemnities, payroll taxes, social insurance contributions and / or any other labor related amount which may be payable.
Notifications
Securities Law Notification
The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in the Grant Agreement should be construed as making a public offer of securities in Colombia.
Exchange Control Notification
The Team Member is responsible for complying with any and all Colombian foreign exchange requirements in connection with the RSUs, any Shares acquired and funds remitted into Colombia in connection with the Plan. This may include, among others, reporting obligations to the Central Bank (Banco de la República) and, in certain circumstances, repatriation requirements. The Team Member is responsible for ensuring the Team Member's compliance with any applicable requirements and should speak to the Team Member's personal legal advisor on this matter.
Foreign Asset / Account Reporting Notification
The Team Member may be required file an annual informative return with the Colombian Tax Office detailing any assets held abroad. If the individual value of any of these assets exceeds a certain threshold, the Team Member must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.
COSTA RICA
No country-specific provisions.
CZECH REPUBLIC
Notifications
Exchange Control Notification
Upon request of the Czech National Bank (“CNB”), the Team Member may need to fulfill certain notification duties when the Team Member acquires Shares upon vesting of the RSUs and the opening and maintenance of a foreign account. Even in the absence of a request from the CNB, the Team Member may need to report foreign direct investments with a value of CZK 2,500,000 or more in the aggregate and/or other foreign financial assets with a value of CZK 200,000,000 or more. However, because exchange control regulations change frequently and without notice, the Team Member should consult with the Team Member's personal legal advisor prior to the vesting of the RSUs and the sale of Shares to ensure compliance with current regulations. It is the Team Member’s responsibility to comply with any applicable Czech exchange control laws.
DENMARK
Terms and Conditions
This provision replaces Section 10 of the Grant Agreement:
10. Retirement of the Team Member.

If the Team Member’s employment is terminated more than three months after the Grant Date and prior to the end of the Restriction Period by reason of the Team Member’s retirement in accordance with the applicable retirement policy, all RSUs shall immediately vest including any amounts for dividend equivalent payments on RSUs that vest at termination subject to the condition that the Team Member shall have executed a current ARCIPD that is satisfactory to the Company, and shall not have engaged in any conduct that creates a conflict of interest in the opinion of the Company.
Danish Stock Option Act
By participating in the Plan, the Team Member acknowledges that the Team Member received an Employer Statement translated into Danish attached hereto as Exhibit A, which is being provided to comply with the Danish Stock Option Act.
Notifications
Exchange Control Notification
The Team Member understands that if the Team Member establishes an account holding Shares or an account holding cash outside Denmark, they must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (These obligations are separate from and in addition to the obligations described above.)
Foreign Asset/Account Reporting Notification
If the Team Member establishes an account holding Shares or an account holding cash outside Denmark, the Team Member must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank.
EGYPT
Notifications
Exchange Control Notification
If the Team Member transfers funds into Egypt in connection with the remittance of proceeds from the vesting of RSUs, sale of Shares or the receipt of any dividends or dividend equivalent payments, the Team Member may be required to transfer the funds through a bank registered in Egypt.
FINLAND
No country-specific provisions.
FRANCE
Terms and Conditions
Data Privacy
This provision supplements Grant Agreement Appendix A: Section 2 (“Privacy Notice and Consent”):
In addition to Merrill, the Company also transfers participant data to Banque Transatlantique, an independent service provider based in France, which assists the Company with the administration of the Plan and related tax and reporting obligations. In the future, the Company may select one or more different service providers and share the Team Member’s data with other companies that serve in a similar manner. The Team Member may be asked to agree on separate terms and data processing practices with Banque Transatlantique and any such successor service provider, which is a condition to the Team Member’s ability to participate in the Plan. Banque Transatlantique and any such successor service provider is responsible for processing any personal data they collect from the Team Member in compliance with applicable law. By accepting the RSUs, the Team Member consents to these data processing practices.
French-qualified RSUs under the French Sub-Plan

The RSUs are granted to the Team Member pursuant to the Rules of the French Sub-Plan to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan (“French Sub-Plan”), created as a Sub-plan to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan, and are subject to the terms and conditions stated in the French Sub-Plan, the Plan and the Grant Agreement, including this Appendix B. The French Sub-Plan is incorporated herein by reference and references to the Plan include the French Sub-Plan. By accepting the RSUs, the Team Member acknowledges and agrees to be bound by the terms of the French Sub-Plan and the Grant Agreement, including this Appendix B.
The RSUs are intended to qualify for the specific tax and social security treatment under Articles L. 225-197-1 to L. 225-197-5 and Articles L. 22-10-59 and L. 22-10-60 of the French Commercial Code, as amended. The Company does not undertake to maintain the qualified status of the RSUs and the Team Member will not be entitled to any damages of any nature whatsoever if the RSUs become disqualified.
Payout of RSUs in Shares Only
Pursuant to the French Sub-Plan and the Company’s discretion under Section 4(b)(v) of the Plan, with respect to all Employees residing in France, the Company will convert all vested RSUs only into an equivalent number of Shares. Employees residing in France (or in the event of death, such Employee’s legal representative) will not receive an equivalent cash payment with respect to vested RSUs granted under the French Sub-Plan.
Dividend Equivalents
This provision supplements Section 3(b) of the Grant Agreement:
Any dividend equivalent payments made in connection with the RSUs will not qualify for the specific tax and social security treatment under Articles L. 225-197-1 to L. 225-197-5 and Articles L. 22-10-59 and L. 22-10-60 of the French Commercial Code, as amended.
Vesting Schedule
Notwithstanding anything to the contrary in Section 2 of the Grant Agreement, in no event shall the first vesting date occur prior to the second anniversary of the Grant Date of the RSUs, or such other period as is required to comply with the minimum vesting period under Article L. 225-197-1 of the French Commercial Code, as amended. If the Vesting Schedule provides for one or several vesting(s) before the second anniversary of the Grant Date of the RSUs, or such other period as is required to comply with the minimum vesting period under Article L. 225-197-1 of the French Commercial Code, as amended, this/these vesting(s) will be delayed until the first day as from which the vesting of the RSUs is authorized under the French Sub-plan.
Closed Periods
Any Shares acquired upon vesting of the RSUs may not be sold during certain Closed Periods as provided for and defined by Article L. 225-197-1 of the French Commercial Code, as amended, and by the French Sub-Plan, for so long as and to the extent that the Closed Periods are applicable to Shares underlying French-Qualified RSUs granted by the Company. Under current law, such Closed Periods include: (a) thirty calendar days before the announcement of an intermediate financial report or annual report that the Company is required to make public; and (b) any period during which the Chief Executive Officer (directeur général), any deputy chief executive officer (directeur général délégué), or any member of the Board of Directors (conseil d’administration), the supervisory board (conseil de surveillance) or the executive board (directoire) of the Company, or any employee, possesses knowledge of inside information which has not been disclosed to the public. For purposes of the foregoing, “inside information” shall be interpreted within the meaning of Article 7 of the Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse (Market Abuse Regulation) and cancelling the Directive 2003/6/UE and Directives 2003/124/CE Parliament and 2004/72/CE of the Commission.
Disability of the Team Member
This provision supplements Section 8 of the Grant Agreement:
In the event of the Team Member’s termination of employment due to the Team Member’s Disability (as defined in the French Sub-Plan), the Team Member will not be subject to the Closed Period restrictions referenced above in this Appendix B.
Death of the Team Member
This provision replaces Section 9 of the Grant Agreement, and, to the extent inconsistent with, supersedes Section 2 of the Grant Agreement:
In accordance with Section 5 of the French Sub-Plan, in the event of the Team Member’s death prior to the end of the Restriction Period, all outstanding and unvested RSUs shall immediately vest, and upon the Company’s receipt of a written request from Team Member’s heirs in a form satisfactory to the Company within six months following the Team Member’s death, the Company shall transfer the Shares held in the Team Member’s account to an account for the benefit of the Team Member’s heirs. In the event of the Team Member’s death, the Team Member's heirs will not be subject to the Closed Period restrictions referenced above in this Appendix B.
Language Consent
By accepting the grant of the RSUs, the Team Member confirms having read and understood the Plan and the Grant Agreement, which were provided in the English language. The Team Member accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée
En acceptant l'attribution de droits sur des actions assujettis à des restrictions (« RSUs »), le Salarié confirme avoir lu et compris le Plan et le Contrat d’Attribution qui lui ont été transmis en langue anglaise. Le Salarié accepte les termes de ces documents en connaissance de cause.
Notifications
Exchange Control Notification
If the Team Member imports or exports cash (e.g., sales proceeds received under the Plan) with a value equal to or exceeding EUR 10,000 and does not use a financial institution to do so, the Team Member must submit a report to the customs and excise authorities.
Foreign Asset/Account Reporting Notification
The Team Member is required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing the Team Member's annual tax return. The Team Member should consult the Team Member's personal advisor to ensure compliance with applicable reporting obligations. Failure to complete this reporting obligation may trigger penalties for the Team Member. The Team Member should consult with the Team Member's personal tax advisor to determine the Team Member's personal reporting obligations.
GERMANY
Notifications
Exchange Control Notification
Cross-border payments in excess of EUR 12,500 must be reported monthly to the German Federal Bank (Budensbank). If the Team Member receives a cross-border payment in excess of EUR 12,500 (e.g., proceeds from the sale of Shares acquired under the Plan) and/or if the Company withholds or sells Shares with a value in excess of EUR 12,500 for any Tax-Related Items, the Team Member must report the payment and/or the value of the shares received and/or sold or withheld to the Bundesbank either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via the Bank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The Team Member should file the report by the fifth day of the month following the month in which the payment is made. In addition, the Team Member may be required to report the acquisition of securities to the Bundesbank via email or telephone if the value of the securities acquired exceeds €12,500.
Foreign Asset/Account Reporting Information
If the acquisition of Shares under the Plan leads to a “qualified participation” at any point during the calendar year, the Team Member will need to report the acquisition when the Team Member files the Team Member's tax return for the relevant year. A qualified participation is attained if (i) the value of the Shares acquired exceeds EUR 150,000 or (ii) in the unlikely event the Team Member holds Shares exceeding 10% of the total Common Stock. However, if the Shares are listed on a recognized U.S. stock exchange and the Team Member owns less than 1% of the Company, this requirement will not apply to the Team Member.
GREECE
No country-specific provisions.
HONG KONG
Terms and Conditions
Sale Restriction
Any Shares received at vesting are accepted as a personal investment. Notwithstanding anything contrary in the Grant Agreement or the Plan, in the event the RSUs vest and Shares are issued to the Team Member or the Team Member's legal representatives or estate within six months of the Grant Date, the Team Member agrees that the Team Member or the Team Member's legal representatives or estate will not offer to the public or otherwise dispose of any Shares acquired prior to the six-month anniversary of the Grant Date.
Payout of RSUs in Shares Only
Pursuant to its discretion under Section 2(ii) of the Plan and Section 3 of the Grant Agreement, with respect to all Employees residing in Hong Kong, the Company will convert all vested RSUs only into an equivalent number of Shares. Employees residing in Hong Kong (or in the event of death, the Team Member’s legal representative or estate) will not receive an equivalent cash payment with respect to vested RSUs.
Notifications
Securities Warning

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Team Member is advised to exercise caution in relation to the offer. If the Team Member is in any doubt about any of the contents of this document, the Team Member should obtain independent professional advice. The RSUs and Shares acquired upon vesting of the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or any Subsidiary or Affiliate. The Plan, the Grant Agreement and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The RSUs are intended only for the personal use of each eligible employee of the Company or any Subsidiary or Affiliate and may not be distributed to any other person.
HUNGARY
Terms and Conditions
Payout of RSUs in Cash Only
Pursuant to the Company’s discretion under Section 2(ii) of the Plan and Section 3 of the Grant Agreement, due to legal considerations in Hungary, the RSUs granted to Employees residing in Hungary (including any dividend equivalents) shall be settled in cash only (less any Tax-Related Items or other withholding obligations set forth in Section 12 of the Grant Agreement in accordance with Applicable Law and/or fees) and do not provide any right for the Team Member to receive Shares.
INDIA
Notifications
Tax Collection at Source
The Team Member may be subject to Tax Collection At Source (“TCS”) if the Team Member’s annual remittances out of India (including proceeds from the sale of Shares acquired under the Plan) exceed a certain amount (currently INR 700,000). The Team Member understands that the Team Member may be required to provide a declaration to the Company and/or the bank remitting the funds to determine if the TCS threshold has been reached.
Exchange Control Notification
The Team Member understands that the Team Member must repatriate to India any proceeds from the sale of Shares acquired under the Plan and any dividend equivalent payment within such time as prescribed under applicable Indian exchange control laws as may be amended from time to time. The Team Member will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Team Member deposits the foreign currency. The Team Member should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. The Team Member also agrees to provide any information that may be required by the Company or the Employer to make any applicable filings under exchange control laws in India.
Foreign Asset/Account Reporting Notification
Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside India) in their annual tax return. Indian residents should consult with their personal tax advisor to determine their personal reporting obligations.
INDONESIA
Notifications
Exchange Control Notification
Indonesian residents must provide the Bank of Indonesia with information on foreign exchange activities on an online monthly report no later than the 15th day of the month following the month of the activity. In addition, if the Team Member remits funds into Indonesia (e.g., proceeds from the sale of Shares), the Indonesian bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of USD 10,000 or more, a more detailed description of the transaction must be included in the report and the Team Member may be required to provide information about the transaction (e.g., the relationship between the Team Member and the transferor of the funds, the source of the funds, etc.) to the bank in order for the bank to complete the report.
IRELAND
No country-specific provisions.

ISRAEL
Terms and Conditions
Israeli Sub-Plan
The RSUs are granted to the Team Member pursuant to the Israeli Sub-Plan to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan, as amended (the “Israeli Sub-Plan”), and are subject to the terms and conditions stated in the Israeli Sub-Plan, the Plan and the Grant Agreement, including this Appendix B. By accepting the RSUs, the Team Member acknowledges and agrees to be bound by the terms of the Israeli Sub-Plan. The Israeli Sub-Plan is incorporated herein by reference and references to the Plan include the Israeli Sub-Plan.
The RSUs and Shares issued upon vesting of such RSUs are intended to qualify for the tax treatment available in Israel pursuant to the provisions of the “capital gain route” under Section 102 of the Israeli Tax Ordinance (“Section 102”), including the provisions of the Income Tax (Tax Abatement on the Grant of Shares to Employees) Regulations 2003 (the “Regulations”), and any tax ruling or agreement obtained by the Company or the Employer with regard to the Plan. It is clarified that in order to qualify for the “capital gains route,” the RSUs may be settled only in Shares.
By electronically agreeing to the terms of this Grant Agreement, the Team Member specifically agrees to all terms and conditions of the Beneficiary 102 Undertaking attached hereto as page B-30.
Custody of RSUs
The following provisions replace Section 5 of the Grant Agreement:
5.Custody of Restricted Stock Units.
a.The RSUs subject hereto shall be held in trust by I.B.I Capital Trust Ltd, as trustee (the “Trustee”) and further recorded in a restricted book entry account in the name of the Team Member. Each RSU will be deemed granted on the date stated above, provided that (i) the Company has provided a copy of this Agreement to the Trustee and (ii) the Team Member has signed all documents required pursuant to Applicable Law and under the Plan. Upon completion of the Restriction Period, Shares issued pursuant to Section 3 of the Grant Agreement shall be deposited with the Trustee (as further detailed below) in lieu of the RSUs previously held by the Trustee; provided, however, that a portion of such Shares may be surrendered in payment of any Tax-Related Items in accordance with Section 12 of this Grant Agreement, unless the Company, in its sole discretion, establishes alternative procedures for the payment of such taxes.
b.Without derogating from the above, the Shares shall further be held in accordance with the undertakings of the Company and the Trustee, under a Trust Agreement in accordance with Section 102(b)(2) of the Israeli Tax Ordinance. Under the conditions of Section 102(b)(2), the RSUs and the Shares may be issued to the Team Member only through the Trustee. To receive the tax treatment provided for in Section 102(b)(2), the RSUs and the Shares must be issued to the Trustee for a period of no less than 24 months from their Grant Date and deposit with the Trustee (the “Lock-Up Period”). In order for the tax benefits of Section 102(b)(2) to apply, as long as the RSUs are held by the Trustee, the RSUs or the underlying Shares may not be sold, transferred, assigned, pledged or mortgaged (other than through a transfer by will or by operation of law), nor may they be the subject of an attachment or security interest, and no power of attorney or transfer deed shall be given in respect thereof prior to the payment of the tax liability. Upon the conclusion of the Lock-Up Period, the Trustee may release the Shares issued hereunder to the Team Member only after (i) the receipt by the Trustee of an acknowledgment from the Israeli Income Tax Authority that the Team Member has paid all applicable tax due pursuant to the Israeli Tax Ordinance and Section 102, or (ii) the Trustee withholds any applicable tax due pursuant to the Israeli Tax Ordinance and Section 102. Notwithstanding the foregoing, in the event the Team Member shall elect to release the Shares prior to the conclusion of the Lock-up Period, the sanctions under Section 102 shall apply to and shall be borne solely by the Team Member.
c.The Team Member understands that in the event of a distribution of rights, including an issuance of stock dividend or bonus shares, in connection with the RSU (the “Additional Rights”), all such Additional Rights shall be deposited with and/or issued to the Trustee for the benefit of the Team Member, and shall also be subject to the provisions of Section 102(b)(2). The Lock-Up Period for such Additional Rights shall be measured from the commencement of the Lock-Up Period of the RSU to be issued hereunder, from which the Additional Rights were declared or distributed.
d.In the event that Team Member transfers employment to another country during the Retention Period, then at the discretion of the Company, any Shares resulting from RSUs that become vested will be subject to an immediate forced sale, pursuant to which all Shares acquired at vesting will be immediately sold and the Team Member will receive the sale proceeds less Tax-Related Items and applicable broker fees and commissions.
Death of the Team Member
This provision supplements Section 9 of the Grant Agreement:
As long as the Shares are held by the Trustee for the benefit of the Team Member, all rights of the Team Member over the Shares cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.
Data Privacy
This provision supplements Grant Agreement Appendix A: Section 2 (“Privacy Notice and Consent”):

In addition to Merrill, the Company also transfers participant data (which may include name, national identification number, birth date, gender, employee identification number, email, award details, and other data) to IBI Capital Trust, Ltd., an independent service provider based in Israel, which assists the Company with the administration of the Plan and related tax obligations. In the future, the Company may select one or more different service providers and share the Team Member’s data with other companies that serve in a similar manner. The Team Member may be asked to agree on separate terms and data processing practices with IBI Capital Trust, Ltd. and any such successor service provider, which is a condition to the Team Member’s ability to participate in the Plan. IBI Capital Trust, Ltd. and any such successor service provider is responsible for processing any personal data they collect from the Team Member in compliance with applicable law. By accepting the RSUs, the Team Member consents to these data processing practices.
ITALY
Terms and Conditions
Plan Document Acknowledgment
By accepting the RSUs, the Team Member acknowledges that the Team Member has received a copy of the Plan and the Grant Agreement and has reviewed the Plan and the Grant Agreement, including this Appendix B, in their entirety and fully understands and accepts all provisions of the Plan and the Grant Agreement, including this Appendix B. The Team Member acknowledges having read and specifically and expressly approves the following sections of the Grant Agreement: Section 2 (“Vesting Schedule”), Section 4 (“Restrictions”), Section 5 (“Custody of Restricted Stock Units”), Section 12 (“Taxes”), Section 14 (“Plan Information”), Section 16 (“No Advice Regarding Grant”), Section 21(g) (“Imposition of Other Requirements”), Sections 21(i) and (j) (“Notices”), and the following section of Appendix A: Section 1 (“Acknowledgment and Waiver”), Section 2 (“Privacy Notice and Consent”) and Section 3 (“Language”).
Notifications
Foreign Asset/Account Reporting Obligation
To the extent that the Team Member holds investments abroad or foreign financial assets that may generate taxable income in Italy (such as the Shares acquired under the Plan) during the calendar year, the Team Member is required to report them on the Team Member’s annual tax return (UNICO Form, RW Schedule), or on a special form if no tax return is due and pay the foreign financial assets tax. The tax is assessed at the end of the calendar year or on the last day the shares are held (in such case, or when the shares are acquired during the course of the year, the tax is levied in proportion to the number of days the shares are held over the calendar year). No tax payment duties arise if the amount of the foreign financial assets tax calculated on all financial assets held abroad does not exceed a certain threshold. In other words, if the Team Member holds investments abroad or foreign financial assets for an overall value currently not exceeding €6,000, the Team Member does not have to pay the foreign financial assets tax.
JAPAN
Notifications
Foreign Asset/Account Reporting Notification
The Team Member will be required to report details of any assets held outside Japan as of December 31 (including any Shares acquired under the Plan) to the extent such assets have a total net fair market value exceeding JPY 50,000,000. Such report will be due by March 15 each year. The Team Member should consult with the Team Member's personal tax advisor as to whether the reporting obligation applies to the Team Member and whether the Team Member will be required to report details of any outstanding RSUs, Shares or cash held by the Team Member in the report.
KAZAKHSTAN
Terms and Conditions
Payout of RSUs in Cash Only
Pursuant to the Company’s discretion under Section 2(ii) of the Plan and Section 3 of the Grant Agreement, due to legal considerations in Kazakhstan, the RSUs granted to Employees residing in Kazakhstan (including any dividend equivalent) shall be settled in cash only (less any Tax-Related Items or other withholding obligations set forth in Section 12 of the Grant Agreement in accordance with Applicable Law and/or fees) and do not provide any right for the Team Member to receive Shares.
Notifications
Securities Law Notification
This offer is addressed only to certain eligible employees resident in Kazakhstan with respect to rights to Shares or their cash equivalent. As of the date hereof, the Shares are traded on the New York Stock Exchange under the ticker symbol “HPE.”  The Grant Agreement has not been approved, nor does it need to be approved, by the National Bank of Kazakhstan.  The Grant Agreement is intended only for the Team Member and is not for general circulation in the Republic of Kazakhstan.

Exchange Control Notification
No exchange formalities should apply to the Team Member’s participation in the Plan as no consideration will be paid for the RSUs. However, prior to the RSUs vesting the Team Member should confirm the Team Member's applicable exchange control obligations with the Team Member's personal advisor.
KOREA
Notifications
Required Use of Domestic Broker. Korean residents are not permitted to sell foreign securities (such as the Shares) through non-Korean brokers (such as Merrill Lynch, Pierce, Fenner & Smith Incorporated) or deposit funds resulting from the sale of Shares in an account with an overseas financial institution. Therefore, prior to selling the Shares acquired under the Plan, the Team Member will be required to transfer the Shares to a domestic investment broker. The Team Member acknowledges that the Team Member is solely responsible for engaging such domestic broker. The Team Member should consult with the Team Member's personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Team Member may have in connection with the Team Member’s participation in the Plan.
Foreign Asset/Account Reporting Notification
Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) based in foreign countries to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. The Team Member should consult with the Team Member's personal tax advisor for additional information about this reporting obligation.
LUXEMBOURG
Exchange Control Notification
The Team Member must report any inward remittance of funds to the Banque Centrale de Luxembourg and/or the Service Central de La Statistique et des Études Économiques within fifteen (15) working days following the month during which the transaction occurred. If a Luxembourg financial institution is involved in the transaction, it will usually fulfill the reporting obligation on the Team Member’s behalf; otherwise the Team Member will have to report the transaction.
MALAYSIA
Terms and Conditions
Data Privacy
This provision supplements Grant Agreement Appendix A: Section 2 (“Privacy Notice and Consent”):

The Team Member hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Team Member’s personal data as described in this Agreement and any other Plan materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Team Member’s participation in the Plan.
The Team Member understands that the Company and the Employer may hold certain personal information about the Team Member, including, but not limited to, the Team Member’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of any entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in the Team Member’s favor for the purpose of implementing, administering and managing the Plan (“Data”).

Penerima dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Penerima seperti yang dinyatakan dalam Perjanjian ini dan apa-apa bahan Pelan, oleh dan di antara, sebagaimana yang berkenaan, Majikan, Syarikat, dan anak-anak syarikat bagi tujuan ekslusif untuk melaksanakan, mentadbir, dan menguruskan penyertaan Penerima dalam Pelan tersebut.
Penerima memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu tentang Penerima, termasuk, tetapi tidak terhad kepada, nama, alamat rumah, alamat emel dan nombor telefon, , tarikh lahir, insurans sosial, nombor pasport atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan Penerima, apa-apa syer dalam saham atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir apa-apa hak untuk syer yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun tertunggak bagi faedah Penerima untuk melaksanakan, mentadbir dan menguruskan Pelan tersebut (“Data”).

The Team Member understands that the Data will be transferred to Merrill or such other stock plan providers as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  The Team Member understands that those receiving the Data may be located in the United States or elsewhere, and that the applicable country (e.g., the United States) may have different data privacy laws and protections than the Team Member’s country.  The Team Member understands that the Team Member may request a list with the names and addresses of any potential recipients of the Data by contacting the Team Member's human resources representative. The Team Member authorizes the Company, Merrill and any other possible recipient which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Team Member’s participation in the Plan. The Team Member understands that Data will be held only as long as is necessary to implement, administer and manage the Team Member's participation in the Plan. The Team Member understands that the Team Member may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing the Team Member's local human resources representative Shirley Lee at shirley-boon-choo.lee@hpe.com.
Further, the Team Member understands that the Team Member is providing the consents herein on a purely voluntary basis.  If the Team Member does not consent, later seeks to revoke the consent, the Team Member’s employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing the consent is that the Company would not be able to grant the RSUs or other equity awards under the Plan, or administer or maintain such awards.  Therefore, the Team Member understands that refusing or withdrawing the Team Member's consent may affect the Team Member’s ability to participate in the Plan. The refusal and/or withdrawal of consent will have no further impact. For more information on the consequences of the refusal to consent or withdrawal of consent, the Team Member understands that the Team Member may contact the Team Member's human resources representative.

Penerima memahami bahawa Data akan dipindah kepada Merrill atau pembekal-pembekal pelan saham yang lain sebagaimana yang dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan tersebut. Penerima memahami bahawa mereka yang menerima Data mungkin berada di Amerika Syarikat atau di tempat lain, dan negara yang berkenaan (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Penerima. Penerima memahami bahawa dia boleh meminta senarai nama dan alamat mana-mana pihak yang mungkin menerima Data dengan menghubungi wakil sumber manusianya. Penerima memberi kuasa kepada Syarikat, dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan tersebut untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Penerima dalam Pelan tersebut. Penerima memahami bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan tersebut. Penerima memahami bahawa dia boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta apa-apa pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusianya, di mana butir-butir hubungannya adalah Shirley Lee, shirley-boon-choo.lee@hpe.com.
Selanjutnya, Penerima memahami bahawa dia memberikan persetujuan di sini secara sukarela. Jika Penerima tidak bersetuju, kemudian membatalkan persetujuannya, status dan perkhidmatan pekerjaan Penerima dengan Majikan tidak akan terjejas; satunya akibat jika dia tidak bersetuju atau menarik balik persetujuannya adalah bahawa Syarikat tidak akan dapat memberikan Unit Saham Terbatas (“UST”) atau anugerah ekuiti lain atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Penerima memahami bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaan Penerima untuk mengambil bahagian dalam Pelan tersebut. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan, Penerima memahami bahawa dia boleh menghubungi wakil sumber manusianya.

Director Reporting Notification
If the Team Member is a director of a Malaysian Subsidiary or Affiliate, the Team Member is subject to certain notification requirements under the Malaysian Companies Act 2016. Among these requirements is an obligation to notify the Malaysian Subsidiary or Affiliate in writing when the Team Member receives or disposes of an interest (e.g., RSUs or Shares) in the Company or any related company. This notification must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
Terms and Conditions
Labor Law Acknowledgment
This provision supplements Section 1 of Appendix A:
By accepting this grant of RSUs, the Team Member understands, acknowledges and agrees with the following:

The RSUs are not related to the salary and other contractual benefits granted to the Team Member by the Employer; and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of employment.
Policy Statement
The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to the Team Member.
The Company, with its registered office at 1701 East Mossy Oaks Road, Spring, Texas 77389, U.S.A., is solely responsible for the administration of the Plan. Participation in the Plan and the acquisition of Shares does not, in any way, establish an employment relationship between the Team Member and the Company since the Team Member is participating in the Plan on a wholly commercial basis and the sole employer is the Employer, nor does it establish any rights between the Team Member and Employer.
Plan Document Acknowledgment
By accepting the RSUs, the Team Member acknowledges he/she has received a copy of the Plan, has reviewed the Plan and the Grant Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Grant Agreement.
In addition, by signing below, the Team Member further acknowledges that having read and specifically and expressly approved the terms and conditions in Appendix A: Section 1 (“Acknowledgment and Waiver”), in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company, its Subsidiaries and its Affiliates are not responsible for any decrease in the value of the Shares underlying the RSUs.
Finally, the Team Member does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of participation in the Plan and the Team Member therefore grants a full and broad release to his/her Employer and the Company and its other Subsidiaries and Affiliates with respect to any claim that may arise under the Plan.
Spanish Translation
Reconocimiento de la Ley Laboral
Las siguientes disposiciones complementan la Sección 1 del Apéndice A:
Al aceptar las Unidades de Acciones, el Empleado reconoce que entiende y acepta que:
(i) las Unidades de Acciones no se encuentran relacionadas con el salario ni con otras prestaciones contractuales concedidas al Empleado por parte del Empleador; y (ii) cualquier modificación del Plan o su terminación no constituye un cambio o desmejora de los términos y condiciones de empleo.
Declaración de Política
La invitación por parte de la Compañía bajo el Plan, es unilateral y discrecional; por lo tanto, la Compañía se reserva el derecho absoluto de modificar el mismo y discontinuarlo en cualquier tiempo, sin ninguna responsabilidad para el Empleado.
La Compañía, con oficinas registradas ubicadas en 1701 East Mossy Oaks Road, Spring, Texas 77389, U.S.A. es la única responsable de la administración del Plan y de la participación en el mismo y la adquisición de Acciones Comunes no establece de forma alguna, una relación de trabajo entre el Empleado y la Compañía, ya que la participación del Empleado en el Plan es completamente comercial y el único empleador es el Empleador, así como tampoco establece ningún derecho entre el Empleado y su Empleador.
Reconocimiento del Documento del Plan
Por medio de la aceptación las Unidades de Acciones, el Empleado reconoce que ha recibido una copia del Plan, que el mismo ha sido revisado al igual que la totalidad del Acuerdo de Otorgamiento y, que ha entendido y aceptado completamente todas las disposiciones contenidas en el Pan y en el Acuerdo de Otorgamiento.
Adicionalmente, al firmar abajo, el Empleado reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la Sección 1 del Apéndice A ("Reconocimiento y Exención"), en la cual se encuentra claramente descrito y establecido que: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, así como sus Subsidiarias y Afiliadas no son responsables por cualquier detrimento en el valor de las Acciones Comunes en relación con las Unidades de Acciones.
Finalmente, el Empleado declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y en consecuencia, otorga el más amplio finiquito a su Empleador, así como a la Compañía, a sus otras Subsidiarias y Afiliadas con respecto a cualquier demanda que pudiera originarse en virtud del Plan.

Notifications
Securities Law Notification
The RSUs granted, and any Shares acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico.  In addition, the Plan, the Grant Agreement and any other document relating to the RSUs may not be publicly distributed in Mexico. These materials are addressed to the Team Member because of the Team Member's existing relationship with the Company and any Subsidiary or Affiliate, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of HPE Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
Terms and Conditions
This provision replaces Section 10 of the Grant Agreement:
10. Retirement of the Team Member.

If the Team Member’s employment is terminated more than three months after the Grant Date and prior to the end of the Restriction Period by reason of the Team Member’s retirement in accordance with the applicable retirement policy, all RSUs shall immediately vest including any amounts for dividend equivalent payments on RSUs that vest at termination subject to the condition that the Team Member shall have executed a current ARCIPD that is satisfactory to the Company, and shall not have engaged in any conduct that creates a conflict of interest in the opinion of the Company.
NEW ZEALAND
Securities Law Notification
Warning
This is a grant of RSUs. The underlying Shares give you a stake in the ownership of the Company. The Team Member may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, the Team Member will be paid only after all creditors and holders of preference shares have been paid. The Team Member may lose some or all of the Team Member's investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Team Member may not be given all the information usually required. The Team Member will also have fewer other legal protections for this investment.
For more information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, I should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at: https://investors.hpe.com.
Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
NORWAY
No country-specific provisions.
PERU
Terms and Conditions
Labor Law Acknowledgment
This provision supplements Section 1 of Appendix A:
By accepting the RSUs, the Team Member acknowledges, understands and agrees that the RSUs are being granted ex gratia to the Team Member with the purpose of rewarding him or her as set forth in the Plan.

Notifications
Securities Law Notification
The grant of RSUs is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning this offer, please refer to the Plan, this Grant Agreement, the Plan Prospectus and any other grant documents made available to the Team Member by the Company. For more information regarding the Company, please refer to the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q available at www.sec.gov.
PHILIPPINES
Terms and Conditions
Payout of RSUs in Cash Only
Pursuant to the Company’s discretion under Section 2(ii) of the Plan and Section 3 of the Grant Agreement, due to legal considerations in the Philippines, the RSUs granted to Employees residing in the Philippines (including any dividend equivalents) shall be settled in cash only (less any Tax-Related Items or other withholding obligations set forth in Section 12 of the Grant Agreement in accordance with Applicable Law and/or fees) and do not provide any right for the Team Member to receive Shares.
POLAND
Terms and Conditions
This provision replaces Section 10 of the Grant Agreement:
10.    Retirement of the Team Member.

If the Team Member’s employment is terminated more than three months after the Grant Date and prior to the end of the Restriction Period by reason of the Team Member’s retirement in accordance with the applicable retirement policy, all RSUs shall immediately vest including any amounts for dividend equivalent payments on RSUs that vest at termination subject to the condition that the Team Member shall have executed a current ARCIPD that is satisfactory to the Company, and shall not have engaged in any conduct that creates a conflict of interest in the opinion of the Company.
Notifications
Exchange Control Notification
If the Team Member holds foreign securities (including Shares) and maintains accounts abroad, the Team Member may be required to file certain reports with the National Bank of Poland. Specifically, if the value of securities and cash (when combined with all other assets held abroad) held in such foreign accounts exceeds PLN 7 million, the Team Member must file reports on the transactions and balances of the accounts on a quarterly basis. Further, any fund transfers into or out of Poland in excess of EUR 15,000 (or PLN 15,000 if such transfer of funds is connected with the business activity of an entrepreneur) must be effected through a bank in Poland. Polish residents are required to store all documents related to foreign exchange transactions for a period of five years.
PORTUGAL
Terms and Conditions
Language Consent
The Team Member hereby expressly declares that the Team Member has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Grant Agreement.
Consentimento sobre Língua
O Empregado Contratado, pelo presente instrumento, declara expressamente que domina a língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidos no Plano e no Acordo de Atribuição.
Notifications
Exchange Control Notification
If the Team Member holds Shares upon vesting of the RSUs, the acquisition of Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on the Team Member’s behalf. If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, the Team Member is responsible for submitting the report to the Banco de Portugal.
PUERTO RICO

No country-specific provisions.
QATAR
No country-specific provisions.
ROMANIA
Notifications
Exchange Control Notification
If the Team Member deposits the proceeds from the sale of Shares issued to him or her at vesting and settlement of the Shares or any cash dividends or dividend equivalent payments in a bank account in Romania, the Team Member may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. The Team Member should consult the Team Member's personal advisor to determine whether the Team Member will be required to submit such documentation to the Romanian bank.
RUSSIA
Terms and Conditions
Payout of RSUs in Cash Only
Pursuant to the Company’s discretion under Section 2(ii) of the Plan and Section 3 of the Grant Agreement, due to legal considerations in Russia, the RSUs granted to Employees residing in Russia (including any dividend equivalents) shall be settled in cash only (less any Tax-Related Items or other withholding obligations set forth in Section 12 of the Grant Agreement in accordance with Applicable Law and/or fees) and do not provide any right for the Team Member to receive Shares.
Compliance with Laws and Regulations
This provision supplements Section 1 of Appendix A:
By accepting this grant of RSUs, the Team Member understands, acknowledges and agrees with the following:
(a)To participate in the Plan, the Team Member must comply with all Applicable Laws and regulations in Russia.
(b)A copy of this Grant Agreement has been sent to the Team Member by the Company as an offer from the territory of the United States of America and by agreeing to accept the RSUs, this Grant Agreement shall be deemed to have been concluded at the location of the Company at the following address: 1701 East Mossy Oaks Road, Spring, Texas 77389, U.S.A.
(c)All actions and proceedings seeking to enforce any provision of, or based on any right arising out of, this Grant Agreement must be brought against either of the parties in the courts of the State of Delaware, County of New Castle, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.
(d)The Team Member will comply with the Russian foreign exchange legislation in force at the relevant time.
(e)The Team Member will be solely responsible for (i) the proper declaration of all income received in accordance with the Plan and (ii) the payment of all relevant Tax-Related Items in connection with the receipt of such income as required by applicable Russian law.
(f)The Team Member agrees to execute such further instruments and to take such other action as may be necessary to facilitate the Team Member's participation in the Plan.
Notifications
Securities Law Notification
The Grant Agreement, the Plan and all other materials the Team Member may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
Exchange Control Notification
The Team Member is responsible for complying with any and all Russian foreign exchange requirements in connection with the RSUs, any Shares acquired and funds remitted into Russia in connection with the Plan. This may include, in certain circumstances, reporting and repatriation requirements. The Team Member should contact the Team Member's personal advisor regarding any such requirements resulting from participation in the Plan.
Foreign Asset/Account Reporting Notification
The Team Member is required to report the opening, closing or change of details of any foreign bank account to Russian tax authorities within one month of opening, closing or change of details of such account. The Team Member is also are required to report (i) the beginning and ending balances in such a foreign bank account each year and (ii) transactions related to such a foreign account during the year to the Russian tax authorities, on or before June 1 of the following year. The tax authorities can require the Team Member to provide appropriate supporting documents related to transactions in a foreign bank account. The Team Member should consult with the Team Member's personal legal advisor to determine the applicability of these reporting requirements to any brokerage account opened in connection with the Team Member’s participation in the Plan.
Anti-Corruption Notification
Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign-source financial instruments (e.g., shares of foreign companies such as the Corporation). Accordingly, if the Team Member is covered by these laws, the Team Member should inform the Corporation because the Team Member should not hold Shares that may be acquired under the Plan.
SAUDI ARABIA
Terms and Conditions
Payout of RSUs in Cash Only
Pursuant to the Company’s discretion under Section 2(ii) of the Plan and Section 3 of the Grant Agreement, due to legal considerations in Saudi Arabia, the Company may settle RSUs granted to Employees in Saudi Arabia (including any dividend equivalents) in cash only (less any Tax-Related Items or other withholding obligations set forth in Section 12 of the Grant Agreement in accordance with Applicable Law and/or fees) and not provide any right for the Team Member to receive Shares.
SINGAPORE
Terms and Conditions
This provision replaces Section 10 of the Grant Agreement:
10. Retirement of the Team Member.

If the Team Member’s employment is terminated more than three months after the Grant Date and prior to the end of the Restriction Period by reason of the Team Member’s retirement in accordance with the applicable retirement policy, all RSUs shall immediately vest including any amounts for dividend equivalent payments on RSUs that vest at termination subject to the condition that the Team Member shall have executed a current ARCIPD that is satisfactory to the Company, and shall not have engaged in any conduct that creates a conflict of interest in the opinion of the Company.
Payout of RSUs in Cash Only for Mobile Employees
Pursuant to the Company’s discretion under Section 2(ii) of the Plan and Section 3 of the Grant Agreement, due to legal considerations in Singapore, the RSUs granted to Employees residing in Singapore (including any dividend equivlanets) shall be settled in cash only (less any Tax-Related Items or other withholding obligations set forth in Section 12 of the Grant Agreement in accordance with Applicable Law and/or fees) and do not provide any right for the Team Member to receive Shares.
Notifications
Securities Law Notification
The grant of RSUs is being made to the Team Member in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and not being made with the view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Team Member should note that the RSUs are subject to section 257 of the SFA and the Team Member will not be able to make any subsequent sale directly to any person in Singapore, or any offer of such subsequent sale of the Shares underlying the RSUs, unless such sale or offer in Singapore is made (i) after six months from the Grant Date or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Director Reporting Notification
A director, associate director or shadow director of the Company’s Singapore Subsidiary or Affiliate is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company’s Singapore Subsidiary or Affiliate in writing when the Team Member receives an interest (e.g., RSUs or Shares) in the Company or any Subsidiary or Affiliate. In addition, the Team Member must notify the Company’s Singapore Subsidiary or Affiliate when the Team Member sells Shares (including when the Team Member sells Shares issued upon vesting and settlement of the RSUs). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any Subsidiary or Affiliate. In addition, a notification of the Team Member’s interests in the Company or any Subsidiary or Affiliate must be made within two days of becoming the director, associate director or shadow director. The above notification requirements may apply to the chief executive officer (“CEO”) of a Singapore Subsidiary or Affiliate.
SLOVAKIA
No country-specific provisions.
SOUTH AFRICA
Terms and Conditions
Payout of RSUs in Cash Only
Pursuant to the Company’s discretion under Section 2(ii) of the Plan and Section 3 of the Grant Agreement, due to legal considerations in South Africa, the RSUs granted to Employees residing in South Africa (including any dividend equivalents) shall be settled in cash only (less any Tax-Related Items or other withholding obligations set forth in Section 12 of the Grant Agreement in accordance with Applicable Law and/or fees) and do not provide any right for the Team Member to receive Shares.
Notifications
Exchange Control Notification
Because no transfer of funds from South Africa is required under the RSUs, no filing or reporting requirements should apply when the RSUs are granted or when a payment is received upon vesting and settlement of the RSUs. However, because the exchange control regulations are subject to change, the Team Member should consult the Team Member's personal advisor prior to vesting and settlement of the RSUs to ensure compliance with current regulations. The Team Member is responsible for ensuring compliance with all exchange control laws in South Africa.
SPAIN
Terms and Conditions
Acknowledgment and Waiver
This provision supplements Section 1 of Appendix A:
By accepting the grant of RSUs, the Team Member acknowledges that the Team Member consents to participation in the Plan and has received a copy of the Plan.
The Team Member understands that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to individuals who may be employees of the Company or its Subsidiaries or Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries or Affiliates on an ongoing basis except as provided in the Plan. Consequently, the Team Member understands that the RSUs are granted on the assumption and condition that the RSUs or the Shares acquired upon vesting shall not become a part of any employment contract (either with the Company or any of its Subsidiaries or Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Team Member understands that this grant would not be made to the Team Member but for the assumptions and conditions referred to above; thus, the Team Member acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the RSUs shall be null and void.
The RSUs are a conditional right to Shares and can be forfeited in the case of, or affected by, the Team Member’s termination of service or employment. This will be the case, for example, even if (1) the Team Member is considered to be unfairly dismissed without good cause; (2) the Team Member is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Team Member terminates employment or service due to a change of work location, duties or any other employment or contractual condition; (4) the Team Member terminates employment or service due to unilateral breach of contract of the Company, the Employer, or any other Subsidiary or Affiliate; or (5) the Team Member’s employment or service terminates for any other reason whatsoever, except for reasons specified in the Grant Agreement. Consequently, upon termination of the Team Member’s employment or service for any of the reasons set forth above, the Team Member may automatically lose any rights to the unvested RSUs granted to him or her as of the date of the Team Member’s termination of employment, as described in the Plan and the Grant Agreement.
Notifications
Exchange Control Notification
The Team Member may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

The Team Member is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed EUR 1,000,000.
Securities Law Notification
The grant of RSUs and the Shares issued pursuant to the vesting of the RSUs are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. Neither the Plan nor the Award Agreement has been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.
Foreign Asset/Account Reporting Notification
To the extent that the Team Member holds Shares and/or has bank accounts outside Spain with a value in excess of EUR 50,000 (for each type of asset) as of December 31, the Team Member will be required to report information on such assets on the Team Member's tax return (tax form 720) for such year. After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported Shares or accounts increases by more than EUR 20,000. The reporting must be completed by the following March 31.
SWEDEN
Terms and Conditions
Tax Withholding
This provision supplements Section 12 of the Grant Agreement:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 12 of the Grant Agreement, in accepting the grant of RSUs, the Team Member authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to the Team Member upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.
SWITZERLAND
Notifications
Securities Law Notification
Neither this document nor any other materials relating to the RSUs constitute a prospectus according to article 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), and neither this document nor any other materials relating to the RSUs may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company. Neither this document nor any other offering or marketing material relating to the RSUs have been or will be filed with, or approved or supervised by, any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).
TAIWAN
Terms and Conditions
This provision replaces Section 10 of the Grant Agreement:
10. Retirement of the Team Member.

If the Team Member’s employment is terminated more than three months after the Grant Date and prior to the end of the Restriction Period by reason of the Team Member’s retirement in accordance with the applicable retirement policy, all RSUs shall immediately vest including any amounts for dividend equivalent payments on RSUs that vest at termination subject to the condition that the Team Member shall have executed a current ARCIPD that is satisfactory to the Company, and shall not have engaged in any conduct that creates a conflict of interest in the opinion of the Company.
Notifications
Securities Law Notification
The RSUs and the Shares to be issued pursuant to the Plan are available only to employees of the Company, its Subsidiaries and Affiliates. The grant of the RSUs does not constitute a public offer of securities and is not subject to registration in Taiwan.
Exchange Control Notification
The Team Member may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to USD 5,000,000 per year. If the transaction amount is TWD 500,000 or more in a single transaction, the Team Member must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. If the transaction amount is USD 500,000 or more in a single transaction, the Team Member may be required to provide additional supporting documentation to the satisfaction of the remitting bank. The Team Member should consult the Team Member's personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
Notifications
Exchange Control Notification
When the Team Member sells Shares issued upon vesting of the RSUs or receives dividends or dividend equivalent payments, the Team Member must repatriate to Thailand any cash proceeds or payments of at least USD 1,000,000 within 360 days from the date the sale transaction was entered into. The Team Member must either convert the amounts to local currency or deposit the funds into a foreign currency account within 360 days of repatriation. If the amount of the Team Member’s proceeds is USD 1,000,000 or more, the Team Member must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If the Team Member fails to comply with these obligations, the Team Member may be subject to penalties assessed by the Bank of Thailand. The Team Member should consult the Team Member's personal legal advisor prior to taking any action with respect to the remittance of proceeds into Thailand. The Team Member is responsible for ensuring compliance with all exchange control laws in Thailand, and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Team Member’s failure to comply with applicable laws.
TUNISIA
Terms and Conditions
Payout of RSUs in Cash Only
Pursuant to the Company’s discretion under Section 2(ii) of the Plan and Section 3 of the Grant Agreement, due to legal considerations in Tunisia, the RSUs granted to Employees residing in Tunisia (including any dividend equivalents) shall be settled in cash only (less any Tax-Related Items or other withholding obligations set forth in Section 12 of the Grant Agreement in accordance with Applicable Law and/or fees) and do not provide any right for the Team Member to receive Shares.
Exchange Control Acknowledgement
If the Team Member is a resident of Tunisia, the Team Member acknowledges, consents and agrees to comply with exchange control requirements with respect to the RSUs and to obtain any necessary approval from the Central Bank of Tunisia. All proceeds from the RSUs must be repatriated to Tunisia. The Team Member should consult the Team Member's personal advisor before taking action with respect to remittance of proceeds into Tunisia.
TÜRKIYE
Notifications
Securities Law Notification
Under Turkish law, the Team Member is not permitted to sell any Shares acquired under the Plan in Türkiye. The Shares are currently traded on the New York Stock Exchange, which is located outside Türkiye, under the ticker symbol “HPE” and Shares acquired under the Plan may be sold through this exchange.
Exchange Control Notification
Under Turkish law, Turkish residents are permitted to purchase and sell securities or derivatives traded on exchanges abroad only through a financial intermediary licensed in Türkiye. Therefore, the Team Member may be required to appoint a Turkish broker to assist the Team Member with the sale of the Shares acquired under the Plan.
UNITED ARAB EMIRATES
Notifications
Securities Law Notification
The Plan is being offered only to qualified employees and is in the nature of providing equity incentives to employees of the Company or its Subsidiary in the UAE. Any documents related to the Plan, including the Plan, the Grant Agreement, this Appendix B, the Plan prospectus and other grant documents (“Plan Documents”), are intended for distribution only to such employees and must not be delivered to, or relied on by any other person. Prospective recipients of the securities offered (i.e., the RSUs) should conduct their own due diligence on the securities.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any Plan Documents nor has it taken steps to verify the information set out in them, and thus, is not responsible for such documents. Further, neither the Ministry of

Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it.
Employees should, as prospective stockholders, conduct their own due diligence on the securities. If the Team Member does not understand the contents of this statement, the Plan or the Grant Agreement, including this Appendix B, the Team Member should consult an authorized financial advisor.
UNITED KINGDOM
Terms and Conditions
Payout of RSUs in Shares Only
Pursuant to its discretion under Section 2(ii) of the Plan and Section 3 of the Grant Agreement, with respect to all Employees residing in the United Kingdom, the Company will convert all vested RSUs only into an equivalent number of Shares. Employees residing in the United Kingdom (or in the event of death, such Employee’s legal representative) will not receive an equivalent cash payment with respect to vested RSUs.
Tax Withholding
This provision supplements Section 12 of the Grant Agreement:
The Team Member agrees that the Team Member is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company, the Employer or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Team Member also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Team Member’s behalf. For purposes of the Grant Agreement, Tax-Related Items include (without limitation) employment income tax, employee national insurance contributions (“NICs”).
Notwithstanding the foregoing, if the Team Member is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Team Member understands that the Team Member may not be able to indemnify the Company for the amount of any income tax not collected from or paid by the Team Member within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs as it may be considered to be a loan and therefore, it may constitute a benefit to the Team Member on which additional income tax, NICs may be payable. The Team Member understands that the Team Member will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from the Team Member by any of the means referred to in Section 12 of the Grant Agreement. If the Team Member fails to comply with the Team Member's obligations in connection with the income tax as described in this section, the Company may refuse to deliver the Shares underlying the RSUs.
VIETNAM
Terms and Conditions
Payout of RSUs in Cash Only
Pursuant to the Company’s discretion under Section 2(ii) of the Plan and Section 3 of the Grant Agreement, due to legal considerations in Vietnam, the RSUs granted to Employees residing in Vietnam (including any dividend equivalents) shall be settled in cash only (less any Tax-Related Items or other withholding obligations set forth in Section 12 of the Grant Agreement in accordance with Applicable Law and/or fees) and do not provide any right for the Team Member to receive Shares.

EXHIBIT A
EMPLOYER STATEMENT ON RESTRICTED STOCK UNITS IN
HEWLETT PACKARD ENTERPRISE COMPANY

Pursuant to Section 3(1) of the Act on Stock Options in employment relations, as amended effective January 1, 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding the grant of restricted stock units (“RSUs”) pursuant to the Hewlett Packard Enterprise Company (“HPE”) 2021 Stock Incentive Plan (the “Plan”) in a separate written statement.
This statement contains only information mentioned in the Stock Option Act. Additional terms and conditions related to the grant of RSUs are described in the Plan, plan web site, plan prospectus, and the RSU Agreement (the “Agreement”), which have been made available to you. Capitalized terms used but not defined herein shall have the same meaning as terms defined in the Plan and/or Agreement.
1.Time of grant of RSU
The grant mentioned herein has been made on the basis of an assessment and decision taken by Hewlett Packard Enterprise Company (“HPE”).
An RSU covering shares of HPE common stock (the “Shares”) was granted on the date specified in your Agreement (the “Grant Date”). The RSU grant represents a promise by HPE to pay you Shares or a cash equivalent upon fulfilment of all the conditions in the Agreement.
2.Terms or conditions for grant of RSUs
The Plan is offered at the discretion of HPE’s Board of Directors. Subject to any limitations under the Plan, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. Under the terms of the Plan, you have no entitlement or claim to receive or claim to receive future grants of RSUs.
3.Acquisition Date
If you are employed by HPE or one of its participating subsidiaries at the time the RSUs vest, Shares or a cash equivalent, at HPE’s discretion, will be paid to you as soon as administratively possible.
Generally, the RSUs will vest 33.33% on the first, second and third anniversary of the Grant Date. You are not required to exercise the RSUs. Upon maturity, HPE will contact you regarding the payment of Shares or a cash equivalent, at HPE’s discretion.
4.Purchase Price
You are not required to pay a purchase price to receive the RSUs nor any Shares subject to this grant of RSUs.
5.Your rights upon termination of employment
Generally, upon termination of employment in accordance with the terms of the Agreement, your treatment will be:
a)all rights to the payment of Shares or a cash equivalent under the Agreement will lapse at the termination of the employee’s employment, except to the extent a severance plan applicable to the employee provides otherwise, however, see items (b) and (c) below;
b)in the event that employment is terminated due to retirement more than three months after the Grant Date (in accordance with the applicable retirement policy), the RSUs shall continue to vest and paid in accordance with the original vesting schedule, provided all terms of the Agreement are met; or
c)in the event that employment is terminated due to the employee’s death or permanent and total disability, the RSUs will vest immediately and be paid according to the terms of the Agreement, provided all terms of the Agreement are met.
You can find a copy of the plan at the plan web site at:
https://hr.hpe.com/2021_HPE_Stock_Incentive_Plan.pdf
6.Financial Aspects of Participating in the Plan
The RSUs allotted under the Agreement are financial instruments connected with the general uncertainty of the stock market. Participation in the Plan does not guarantee a financial gain. Shares of stock are financial instruments and investing in stocks will always have financial risk. The possibility of profit at the time you sell your Shares will not only be dependent on HPE’s financial development and the fluctuation in exchange rates, but also on the general development on the stock market. In addition, after you receive Shares, the Shares could decrease in value, even below the value on the date they were received.

Receipt and/or vesting of RSUs may be subject to taxation. The employee is liable to pay taxes and duties arising out of the RSUs. To the extent that the employee does not observe his/her obligations in this respect, HPE and the companies within the group are entitled to take any necessary steps to ensure fulfilment of such obligations (e.g., through deductions in salary).
The value of the RSUs and the value of the payment of Shares or a cash equivalent pursuant to the RSUs are not included when calculating holiday allowance, pension contributions or other consideration calculated on the basis of salary.
Any questions relating to the above may be directed to:
Compensation and Benefits Department
Hewlett Packard Enterprise A.p.S.
8 Engholm Parkvej
3450 Allerod
Denmark
Yours sincerely,
Hewlett Packard Enterprise A.p.S.

ARBEJDSGIVERERKLÆRING VEDRØRENDE BETINGEDE AKTIER (RSU’ER) I
HEWLETT PACKARD ENTERPRISE COMPANY

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold som ændret med virkning fra 1. januar 2019 (“Aktieoptionsloven”) er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger vedrørende tildelingen af betingede aktier (restricted stock units) (“RSU’er”) i henhold til Hewlett Packard Enterprise Company’s (“HPE”) “2021 Stock Incentive Plan” (“Ordningen”).
Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven. De øvrige vilkår og betingelser for tildelingen af RSU’er er beskrevet nærmere i Ordningen, på Ordningens hjemmeside, i prospektet for Ordningen og i RSU-aftalen (“Aftalen”), som du har fået adgang til. Begreber, der står med stort begyndelsesbogstav i denne Arbejdsgivererklæring, men som ikke er defineret heri, har samme betydning som i Ordningen og/eller Aftalen.
1.Tidspunkt for tildeling af RSU’er
Den heri nævnte tildeling er sket på grundlag af en vurdering og en beslutning, som er foretaget af Hewlett-Packard Enterprise Company (“HPE”).
En RSU vedrørende ordinære HPE-aktier (“Aktierne”) er blevet tildelt på den dato, der er anført i din Aftale (“Tildelingstidspunktet”). Den tildelte RSU repræsenterer et løfte fra HPE om at udbetale enten Aktier eller et tilsvarende kontantbeløb til dig, når alle de betingelser, der fremgår af Aftalen, er opfyldt.
2.Vilkår og betingelser for tildeling af RSU’er
Ordningen tilbydes efter HPE’s bestyrelses skøn. Med forbehold for eventuelle begrænsninger i henhold til Ordningen kan Administrator til enhver tid helt eller delvist ændre, modificere, suspendere eller opsige Ordningen. I henhold til vilkårene i Ordningen har du ikke hverken ret til eller krav på at modtage RSU’er i fremtiden.
3.Erhvervelsestidspunkt
Hvis du er ansat i HPE eller i et af HPE’s deltagende datterselskaber på det tidspunkt, hvor RSU’erne modnes, vil du efter HPE’s skøn få udbetalt enten Aktier eller et tilsvarende kontantbeløb, så snart det er praktisk muligt.
Generelt modnes RSU’erne med 33,33% årligt på første, anden og tredje årsdag for Tildelingstidspunktet. Du er ikke forpligtet til at udnytte RSU’erne. I forbindelse med modningen vil HPE kontakte dig vedrørende udbetalingen af enten Aktier eller et tilsvarende kontantbeløb efter HPE’s skøn.
4.Købskurs
Du er ikke forpligtet til at betale en købskurs for modtagelsen af RSU’erne eller de Aktier, der er omfattet af de tildelte RSU’er.
5.Din retsstilling i forbindelse med fratræden
I forbindelse med din fratræden i overensstemmelse med Aftalens bestemmelser vil din Option generelt blive behandlet som følger:
a)Alle rettigheder til udbetaling af enten Aktier eller et tilsvarende kontantbeløb i henhold til Aftalen bortfalder ved ansættelsesforholdets ophør, medmindre andet fremgår af en for medarbejderen gældende fratrædelsesaftale, jf. dog pkt. (b) og (c) nedenfor.
b)Såfremt ansættelsesforholdet ophører som følge af pensionering senere end tre måneder efter Tildelingstidspunktet (i overensstemmelse med den gældende pensionspolitik), vil RSU’erne fortsætte med at modnes og blive udbetalt i overensstemmelse med den oprindelige modningstidsplan, forudsat at alle vilkår i Aftalen er opfyldt.
c)Såfremt ansættelsesforholdet ophører som følge af medarbejderens død eller som følge af permanent eller total invaliditet, vil RSU’erne modnes omgående og blive udbetalt i henhold til bestemmelserne i Aftalen, forudsat at alle Aftalens betingelser er opfyldt.
En kopi af Ordningen kan findes på Ordningens hjemmeside på:
https://hr.hpe.com/2021_HPE_Stock_Incentive_Plan.pdf
6.Økonomiske aspekter af deltagelse i ordningen
De i henhold til Aftalen tildelte RSU’er er finansielle instrumenter, der er forbundet med en vis usikkerhed på aktiemarkedet. Deltagelse i Ordningen giver ikke nogen garanti for en økonomisk gevinst. Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Muligheden for en gevinst på det tidspunkt, hvor du sælger dine Aktier, afhænger ikke kun af HPE’s økonomiske udvikling og udsvingene i valutakurserne, men også af den generelle udvikling på aktiemarkedet. Derudover vil Aktierne kunne falde i værdi og blive mindre værd end på det tidspunkt, hvor du modtog dem.

Tildelingen og/eller modningen af RSU’erne vil kunne være skattepligtig. Medarbejderen bærer selv ansvaret for at betale de skatter og afgifter, der måtte opstå i forbindelse med RSU’erne. I det omfang medarbejderen ikke overholder sine forpligtelser i denne henseende, vil HPE og dets koncernselskaber være berettiget til at tage de nødvendige skridt til at sikre, at disse forpligtelser overholdes (f.eks. ved lønfradrag).
Værdien af RSU’erne og af de udbetalte Aktier eller det tilsvarende kontantbeløb indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige vederlagsafhængige ydelser.
Eventuelle spørgsmål vedrørende ovennævnte bedes rettet til følgende:
Afdelingen for løn og medarbejdergoder
Hewlett Packard Enterprise A.p.S.
Engholm Parkvej 8
3450  Allerød
Danmark
Med venlig hilsen
Hewlett Packard Enterprise A.p.S.

EXHIBIT B

To Hewlett-Packard Enterprise Company (the “Company”)	To I.B.I Capital Trust Ltd (the “Trustee”)

RE: Beneficiary 102 Undertaking
1.I hereby agree that any RSU, RSA or options (the “Options”) granted to me by Hewlett-Packard Enterprise Company (the “Company”) according to and under the terms and conditions of the Israel sub-plan adopted by the Company as of April 14, 2021 (collectively, the “Plan”) are granted to me to qualify under the capital gain tax treatment in accordance and pursuant to Section 102(b)(3) of the Income Tax Ordinance [New Version] unless I am otherwise notified subject to the Company’s absolute discretion to change such election on future grants and subject to the Tax Authorities approval.
2.I declare and confirm that I am familiar with the provisions of the Trust Agreement signed between the Company and the Trustee, as well as the terms of the Plan, the applicable Grant Agreement(s), Section 102, the Rules (as defined in the Plan), and the implications and consequences of the chosen tax arrangement with respect to the Shares, and consent that all the terms and conditions set forth in Section 102 and the Rules, as shall be amended from time to time, shall apply to me and bind me.
3.Without derogating from the generality of the aforesaid, I agree that the Shares and all the rights that I shall be entitled to with respect to the Shares, including, without limitation, dividend, bonus shares and shares issued pursuant to adjustments made by the Company will be deposited in trust with the Trustee and be held in trust in accordance with Section 102, the Rules and the Trust Agreement.
4.Without derogating from the generality of the aforesaid, I acknowledge that during the “Holding Period” as determined by the Income Tax Ordinance I am prevented from selling the Shares, or releasing them from the Trustee, before the termination of the “Holding Period” and I understand the tax implications and consequences that may be applied as a result of breaching such obligation, as set by Section 102, which I am familiar with.
5.If I will cease to be an Israeli resident or if my employment will be terminated for any reason, the Shares shall remain subject to Section 102, the Rules and the Trust Agreement.
6.I hereby agree that any tax liability whatsoever arising from the grant, exercise of any options, the sale of Shares, the release of Shares from the Trustee or any other event or act with respect to the Shares granted to me, shall be borne solely by me. I declare and consent that the Company and/or the Trustee shall make any tax payment due, out of the proceeds of any sale of Shares, to any tax authority, according to Section 102, the Rules, the Trust Agreement or any other compulsory payments or applicable law.
7.I understand that this grant of Shares under the capital gain track is conditioned upon the receipt, inter alia, of all required approvals from the tax authorities. Accordingly, to the extent that for whatever reason the Company shall not be granted an approval by the Israeli Tax Authorities under Section 102, I shall bear and pay any and all taxes and any other compulsory payments applicable to the grant, exercise, sale or other disposition of options or stocks; I hereby declare and consent for the Company and/or the Trustee to deduct any tax payment due, out of the proceeds of any sale of Shares, for any payment to the tax authorities, according to the Rules, or any other applicable compulsory payments.
8.I confirm that the Company and/or the Trustee shall not be required to release any Shares or any proceeds deriving from the sale of Shares, to me, until all required tax payments according to Section 102, the Rules and the Trust Agreement, including any other compulsory payments, or applicable law, have been fully assured.

____________________________ ___________________
Name of the Beneficiary         I.D Number